Exhibit 10.2

Conformed Copy Reflecting
Second Refinancing Term Loan Amendment
Dated as of January 31, 2014

TERM LOAN AND GUARANTY AGREEMENT1

Dated as of April 23, 2013

Among

TOWER AUTOMOTIVE HOLDINGS USA, LLC

as Borrower,

and

TOWER INTERNATIONAL, INC., TOWER AUTOMOTIVE HOLDINGS I, LLC, TOWER AUTOMOTIVE HOLDINGS II(a), LLC, TOWER AUTOMOTIVE HOLDINGS II(b), LLC, AND THE OTHER GUARANTORS PARTY HERETO,

as Guarantors,

THE LENDERS PARTY HERETO,

and

CITIBANK, N.A.,

as Agent

CITIGROUP GLOBAL MARKETS INC.
and
J.P. MORGAN SECURITIES LLC,
Joint Bookrunners
and
Joint Lead Arrangers,

1 This conformed copy has been prepared by the registrant to show the effect of the various amendments to the Term Loan and Guaranty Agreement as if the Term Loan and Guaranty Agreement had been restated to reflect such amendments.

ii

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ANNEX A	Commitment Amounts

EXHIBIT A	Form of Security Agreement
EXHIBIT B	Form of Opinion of Lowenstein Sandler LLP
EXHIBIT C	Form of Assignment and Acceptance
EXHIBIT D	Form of Affiliate Subordination Agreement
EXHIBIT E-1	Form of Mortgage (Fee)
EXHIBIT E-2	Form of Mortgage (Leasehold)
EXHIBIT F	Form of Compliance Certificate
EXHIBIT G	Form of Joinder Agreement
EXHIBIT H	Form of Landlord Consent and Agreement
EXHIBIT I	Form of Borrowing Request

SCHEDULE 1.01(b)	Non-Material Subsidiaries
SCHEDULE 3.05	Subsidiaries
SCHEDULE 3.06	Government Approvals; No Conflicts
SCHEDULE 3.08	Litigation
SCHEDULE 3.12(a)	Collective Bargaining / Labor Agreements
SCHEDULE 3.12(b)	Labor Matters
SCHEDULE 3.15(a)	Properties
SCHEDULE 4.01(c)	Mortgaged Properties
SCHEDULE 5.09(e)	Leasehold Interests
SCHEDULE 6.01	Liens
SCHEDULE 6.03	Indebtedness
SCHEDULE 6.05	Investments
SCHEDULE 6.06(j)	Specified Dispositions
SCHEDULE 6.08	Agreements with Affiliates

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TERM LOAN AND GUARANTY AGREEMENT

TERM LOAN AND GUARANTY AGREEMENT, dated as of April 23, 2013 among TOWER AUTOMOTIVE HOLDINGS USA, LLC (the “Borrower”), TOWER INTERNATIONAL, INC. (formerly known as Tower Automotive, LLC, and hereinafter, “Holdings”), TOWER AUTOMOTIVE HOLDINGS I, LLC (“Holdco”), TOWER AUTOMOTIVE HOLDINGS II(a), LLC, TOWER AUTOMOTIVE HOLDINGS II(b), LLC (together with Tower Automotive Holdings II(a), LLC, “Foreign Holdco”), the Subsidiary Guarantors, each of the financial institutions from time to time party hereto, as Lenders, and CITIBANK, N.A., as administrative agent (in such capacity, the “Agent”) for the Lenders.

RECITALS:

WHEREAS, the Borrower has requested that the Lenders extend credit to the Borrower in the form of up to $420,000,000 in aggregate principal amount of Loans, the proceeds of which will be used (a) on the Closing Date to repurchase a portion of the 2017 Notes and to pay accrued unpaid interest on such repurchased 2017 Notes and related fees and expenses (including tender premium) and (b) on one or more occasions following the Closing Date, to redeem, repurchase or otherwise discharge all or a portion of the remaining 2017 Notes and to pay accrued and unpaid interest on such redeemed, repurchased or discharged 2017 Notes and related fees and expenses (including tender premium); provided that not more than $95,000,000 of the proceeds of the Loans shall be retained by the Borrower after the Closing Date to be applied in accordance with this clause (b).

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Secured Obligations by granting to the Agent, for the benefit of the Secured Parties, liens on its assets, including a pledge of all of the Equity Interests of each of its Domestic Subsidiaries and certain of the Equity Interests of each of its Foreign Subsidiaries; and

WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Loan Parties have agreed to guarantee the Secured Obligations and, other than Holdings, to secure their respective guarantees by granting to the Agent, for the benefit of the Secured Parties, liens on their respective assets, including a pledge of all of the Equity Interests of each of their Domestic Subsidiaries and certain of the Equity Interests of each of their Foreign Subsidiaries.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Article 1
Definitions

Section 1.01.         Defined Terms.

“ABL Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement, dated as of August 24, 2010, among JPMorgan Chase Bank, N.A., as representative with respect to the Revolving Credit Facility, Wilmington Trust FSB, as representative with respect to the Secured Notes, and each of the other parties thereto.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“Account Control Agreement” shall mean a Deposit Account Control Agreement or a Securities Account Control Agreement, as applicable.

“Additional Credit Extension Amendment” shall mean an amendment to this Agreement (which may, at the option of the Agent, be in the form of an amendment and restatement of this Agreement) providing for any Extended Term Loans, which shall be consistent with the applicable provisions of this Agreement and otherwise satisfactory to the parties thereto. Each Additional Credit Extension Amendment shall be executed by the Agent, the Loan Parties and the other parties specified in Section 2.24 (but not any other Lender). Any Additional Credit Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Sections 4.01 and/or 4.02, all to the extent reasonably requested by the Agent or the other parties to such Additional Credit Extension Amendment.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that in no event shall the Adjusted LIBO Rate be less than 1.00%.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.

“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

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“Affiliate Lender” shall mean each Lender who is an Affiliate of the Borrower, excluding (x) Holdings and its Subsidiaries and (y) any Debt Fund Affiliate Lender.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit D pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agent” shall have the meaning given such term in the preamble.

“Agreement” shall mean this Term Loan and Guaranty Agreement.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the Adjusted LIBO Rate for a one month Interest Period in effect for such day (for the avoidance of doubt, after giving effect to the proviso to the definition of “Adjusted LIBO Rate”) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change.

“Amortization Amount” shall mean, on any date, an amount equal to 0.25% of the aggregate principal amount of the Initial Term Loans outstanding on the Second Refinancing Term Loan Effective Date after the Borrowing of Initial Term Loans on such date.

“Amortization Date” shall mean each January 1, April 1, July 1 and October 1 subsequent to the Second Refinancing Term Loan Effective Date and prior to the Maturity Date.

“Applicable ABR Margin” shall mean 2.00% per annum.

“Applicable Amount” shall mean, at any time, an amount equal to the sum of (a) $50,000,000, plus (b) 50% of Consolidated Net Income for the period commencing on the Closing Date and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) have been received by the Agent, plus (c) 100% of the net cash proceeds received by Holdco in connection with the issuance or sale of any common Equity Interests of Holdco; provided, that such amount shall be reduced from time to time to the extent that all or any portion of such Applicable Amount is concurrently being applied, or has previously been applied, to make Investments or Restricted Payments to the extent permitted hereunder and as such amount shall be increased from time to time to the extent of returns received in cash on any Investment, whether by disposition, return of capital, dividend, interest or otherwise, that was made using the Applicable Amount.

“Applicable Eurodollar Margin” shall mean 3.00% per annum.

“Approved Fund” shall have the meaning given such term in Section 10.03.

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“Arrangers” shall mean (i) prior to the First Refinancing Term Loan Effective Date, Citigroup Global Markets Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, (ii) from and after the First Refinancing Term Loan Effective Date, but prior to the Second Refinancing Term Loan Effective Date, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and (iii) from and after the Second Refinancing Term Loan Effective Date, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by any Group Member to any Person other than a Group Member of (a) any Equity Interests of any Subsidiary (other than directors’ qualifying shares and shares required by applicable law to be held by foreign nationals (but only to the extent of such legal requirement)) or (b) any other assets of any Group Member (other than (i) inventory, damaged, surplus, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $10,000,000 in the aggregate in any calendar year), other than any disposition of assets permitted under Section 6.06(d), Section 6.06(e), Section 6.06(f) or Section 6.06(j)).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and consented to by each party whose consent is required by Section 10.03, substantially in the form of Exhibit C or in such form as is otherwise agreed by the Agent.

“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

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“Borrower” shall have the meaning given such term in the preamble to this Agreement.

“Borrower Notice” shall have the meaning given such term in Section 4.01(c)(vii).

“Borrowing” shall mean a group of Loans of the same Class and Type and, in the case of Eurodollar Loans, having the same Interest Period.

“Borrowing Request” shall mean a request by the Borrower for a Borrowing in accordance with Section 2.02 in the form of Exhibit I or in such other form as is approved by the Agent.

“Business” shall mean the business conducted by the Holdco Group as conducted immediately prior to the Closing Date.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized to remain closed; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether (i) paid in cash and not theretofore accrued or (ii) accrued as liabilities during such period, and including that portion of any Capitalized Lease which is capitalized on the consolidated balance sheet of the Holdco Group) net of cash amounts received by the Holdco Group from other Persons during such period in reimbursement of Capital Expenditures made by the Holdco Group, excluding interest capitalized during construction, made by the Holdco Group during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Holdco Group (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Holdco Group to the extent of the gross amount of such purchase price less the “trade-in” value or credit granted by the purchaser of the equipment being traded in at such time), but excluding expenditures made (A) in connection with the replacement or restoration of assets to the extent reimbursed or financed from (x) insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored or (y) awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced and (B) from the proceeds of an equity contribution made to a Group Member by a Person that is not a Group Member.

“Capitalized Lease” shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

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“Casualty Event” shall mean any casualty or other insured damage to, or loss or destruction of, any property or assets of any Group Member, or any taking of any such property or assets under any power of eminent domain or by condemnation or similar proceeding, or any transfer of any such property or assets in lieu of a condemnation or similar taking thereof, in each case to the extent that the fair market value of such property or assets exceeds $1,000,000 for any individual occurrence or series of related occurrences.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

A “Change of Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended) other than the Sponsor Group shall own directly or indirectly, beneficially or of record, Equity Interests representing (i) more than 30% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings and (ii) a greater percentage of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings then held, directly or indirectly, beneficially and of record, by the Sponsor Group; (b) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by persons who are not Continuing Directors; (c) Holdings shall at any time fail to own directly or indirectly, beneficially and of record, 100% of each class of issued and outstanding Equity Interests in Holdco free and clear of all Liens (other than Liens created by the Loan Documents, the Other Secured Documents or the documents governing any Indebtedness incurred pursuant to Section 6.03(b)(iii) or Section 6.03(p)(ii)) or (d) Holdco shall at any time fail to own directly or indirectly, beneficially and of record, 100% of each class of issued and outstanding Equity Interests in the Borrower free and clear of all Liens (other than Liens created by the Loan Documents, the Other Secured Documents or the documents governing any Indebtedness incurred pursuant to Section 6.03(b)(iii) or Section 6.03(p)(ii)).

“Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein.

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“Class”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Incremental Term Loans (of a class), Other Term Loans (of a class) or Refinancing Term Loans (of a Series), and, when used in reference to any Commitment, shall refer to whether such Commitment is a Commitment in respect of Initial Term Loans, Incremental Term Loans (of a class), Other Term Loans (of a class) or Refinancing Term Loans (of a Series), and, when used in reference to any Lender, shall refer to whether such Lender has a Loan or Commitment of such class.

“Closing Date” shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived. Such date is April 23, 2013.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment” shall mean, as to any Lender, the commitment (if any) of such Lender to make Loans hereunder in the amount set forth opposite its name in Annex A hereto or as may be subsequently set forth in the Register from time to time, as the case may be, and as may be reduced or increased from time to time pursuant to Section 2.09, Section 2.22, Section 2.23 and Section 10.03.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus, without duplication:

(a)          provision for taxes based on income or profits for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(b)          Consolidated Interest Expense for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(c)          the amount of any expenses (or revenue offsets) attributable to accelerated payments on the accounts receivable of the Holdco Group, to the extent that such expenses (or revenue offsets) were deducted in computing such Consolidated Net Income; plus

(d)          depreciation, amortization (including amortization of intangibles), goodwill and other asset impairment charges and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

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(e)          the amount of any minority interest expense deducted in computing such Consolidated Net Income; plus

(f)          any non-cash compensation charge arising from any long-term management incentive plan or any grant of stock, stock options, restricted stock units or other equity-based awards, to the extent deducted in computing such Consolidated Net Income; plus

(g)         any expenses associated with the application of Statement of Financial Accounting Standards Nos. 87 and 106 in an aggregate amount not to exceed $15,000,000 in any consecutive twelve-month period; plus

(h)         any non-cash Statement of Financial Accounting Standards No. 133 income (or loss) related to hedging activities, to the extent deducted in computing such Consolidated Net Income; plus

(i)          any non-cash Statement of Financial Accounting Standards No. 52 income (or loss) related to the mark-to-market of Indebtedness denominated in a currency other than Dollars, to the extent deducted in computing such Consolidated Net Income; plus

(j)          any non-cash expenses arising from the implementation of purchase accounting, to the extent deducted in computing such Consolidated Net Income; minus

(k)         non-cash items increasing such Consolidated Net Income for such period, other than (i) the accrual of revenue consistent with past practice and (ii) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase Consolidated EBITDA in a prior period;

in each case determined on a consolidated basis in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the Consolidated Interest Expense of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary will be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent that a corresponding amount would be permitted, as of such determination date, to be dividended or distributed to a Loan Party by such Subsidiary (x) without direct or indirect restriction pursuant to the terms of its charter and all agreements and instruments applicable to such Subsidiary or its stockholders (other than (i) the Loan Documents, (ii) the L/C Facility Documents, (iii) the Other Secured Documents and (iv) the documents governing any Indebtedness incurred pursuant to Section 6.03(b)(ii), Section 6.03(b)(iii) or Section 6.03(p)(ii); provided that any such restrictions imposed by the documents governing any such Indebtedness (other than the Loan Documents) are prohibitions customarily contained in such type of Indebtedness at the time such Indebtedness is incurred as determined in good faith by a Financial Officer of Holdco) and (y) without prior governmental approval (that has not been obtained) and without direct or indirect restriction pursuant to any or Requirement of Law applicable to such Subsidiary.

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“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capitalized Leases of the Holdco Group) for such period and all commissions, discounts and other fees and charges owed by the Holdco Group with respect to letters of credit and bankers’ acceptance financing, net of interest income, in each case determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Holdco Group that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Holdco or any Subsidiary with respect to interest rate Hedging Agreements.

“Consolidated Net Income” shall mean, the consolidated net income (loss) of the Holdco Group, determined in accordance with GAAP, excluding, however:

(a)          the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdco or any of its Subsidiaries,

(b)          the income (or deficit) of any Person (other than a Subsidiary) in which any Group Member has an ownership interest, except to the extent that any such income is actually received by such Group Member in the form of dividends or similar distributions,

(c)          the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends and other distributions by such Subsidiary to a Loan Party is not at the time permitted by the terms of any contractual obligation (other than (i) the Loan Documents, (ii) the L/C Facility Loan Documents, (iii) the Other Secured Documents and (iv) the documents governing any Indebtedness incurred pursuant to Indebtedness incurred pursuant to Section 6.03(b)(iii) or Section 6.03(p)(ii), Section 6.03(b)(iii) or Section 6.03(p)(ii); provided that any such prohibitions imposed by the documents governing any such Indebtedness (other than the Loan Documents) are prohibitions customarily contained in such type of Indebtedness at the time such Indebtedness is incurred as determined in good faith by a Financial Officer of Holdco) or Requirement of Law applicable to such Subsidiary,

(d)         any gain or loss on sales of assets outside the ordinary course of business, and

(e)         any extraordinary or non-recurring gain, loss, expense or charge (including expenses in connection with the Transactions, restructuring charges, severance charges and similar one-time expenses), together with any related provision for taxes; provided that, other than charges constituting tender or redemption premiums paid by the Holdco Group to retire or redeem the Secured Notes, the aggregate amount of any such extraordinary or non-recurring cash charges shall not exceed $30,000,000 in any period of four consecutive fiscal quarters.

“Consultants” shall have the meaning given such term in Section 6.08.

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“Continuing Directors” shall mean, at any time, any member of the board of directors of Holdings who (a) was a member of such board of directors on the Closing Date or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Co-Syndication Agents” shall mean Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.

“Current Assets” shall mean, at any time, the consolidated current assets (other than cash, deferred taxes and Permitted Investments) of the Group Members.

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Group Members at such time, but excluding, without duplication, (a) the current portion of any long term Indebtedness, (b) outstanding Revolving Credit Loans and Swing Line Loans (as defined in the Revolving Credit Facility Agreement) and (c) deferred taxes.

“Debt Fund Affiliate Lender” shall mean a Lender that would be an Affiliate Lender but for clause (y) of the definition thereof and that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Sponsor Group does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” shall mean a deposit account control agreement in the form specified in Exhibit H to the Security Agreement, or in such other form as is reasonably acceptable to the Agent.

“Disqualified Lender” shall mean those banks and Persons separately identified in writing by the Borrower and acknowledged by the Agent by notice to the Borrower prior to the Closing Date. Such list shall be made available for inspection by a Lender upon request made by such Lender (for the avoidance of doubt, subject to the confidentiality provisions set forth in Section 10.04).

“Dollars” and “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“DPW” shall have the meaning given such term in Section 10.05

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“Eligible Assignee” shall mean (i) any Lender, any Affiliate of any Lender and any Approved Fund of a Lender, and (ii) any other Person subject to the receipt of any consent required by Section 10.03(b); provided that Eligible Assignees shall not include (a) Holdings or any of its Subsidiaries (including the Borrower) except in accordance with Section 10.03(b)(ii)(F), (b) any Affiliate Lender except in accordance with 10.03(b)(ii)(G), (c) any Disqualified Lender (other than to the extent consented to in writing by the Borrower) or (d) any natural person.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous or toxic substances, wastes or pollutants or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdco or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” shall mean a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a Hazardous Materials into the environment.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

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“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) with respect to any Plan, the failure to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) a determination that a Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (i) a determination that a Multiemployer Plan is, or is expected to be, in “endangered status” or “critical status” (as defined in Section 305(b) of ERISA); or (j) the occurrence of a Foreign Plan Event.

“Eurocurrency Liabilities” shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning given such term in Article 7.

“Evidence of Flood Insurance” shall have the meaning given such term in Section 4.01(c)(vii).

“Excess Cash Flow” shall mean, for any fiscal year of Holdco, the excess of:

(a)          the sum, without duplication, of: (i) Consolidated Net Income for such fiscal year, (ii) reductions to non-cash working capital of the Group Members for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), (iii) depreciation, amortization (including amortization of intangibles), goodwill and other asset impairment charges (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) for such fiscal year to the extent deducted in computing such Consolidated Net Income and (iv) any excess of (b)(vi)(Y) below over (b)(vi)(X) below; over

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(b)          the sum, without duplication, of: (i) an amount equal to the amount of (x) all non-cash credits included in calculating such Consolidated Net Income and cash charges added in the definition of Consolidated Net Income and (y) any extraordinary, or non-recurring loss, expense or charge paid in cash during such fiscal year and excluded from the calculation of Consolidated Net Income in accordance with clause (d) of the definition of Consolidated Net Income, (ii) Capital Expenditures made in cash during such fiscal year and not financed with the proceeds of long-term Indebtedness or Equity Interests of a Group Member, (iii) the aggregate amount of all principal payments of Indebtedness of the Holdco Group (including (x) the principal component of payments in respect of Capitalized Leases and (y) the amount of any permanent prepayments of Indebtedness (but excluding any voluntary prepayments of Loans made pursuant to Section 2.12), in each case, made in cash and to the extent that the Indebtedness prepaid by its terms cannot be re-borrowed or redrawn and such prepayments were not financed with the proceeds of other long-term Indebtedness or Equity Interests of a Group Member, (iv) an amount equal to the aggregate net gain on the sale, lease, transfer or other disposition of assets by the Holdco Group during such period (other than sales in the ordinary course of business) to the extent included in calculating such Consolidated Net Income, (v) additions to non-cash working capital (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), (vi) any excess of (X) any cash payments made by any Group Member during such fiscal year in respect of pension plans, pension costs and other post-employment benefits over (Y) the expense in respect thereof deducted in the determination of Consolidated Net Income, (vii) [reserved], (viii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Holdco Group during such fiscal year that are required to be made in connection with any prepayment of Indebtedness, (ix) without duplication of any amounts added back pursuant to clause (x) for any previous period, the amount of cash Taxes paid in such fiscal year, (x) without duplication of any amounts added back pursuant to clause (ix), an amount equal to the income and withholding taxes (as estimated in good faith by senior financial or senior account officer of Holdco giving effect to the overall tax position of the Holdco Group) payable in the period following the period for which Excess Cash Flow is determined in respect of that amount of Excess Cash Flow that is attributable to the actual repatriation to any Group Member of undistributed earnings of Foreign Subsidiaries of any Group Member to enable a Group Member to prepay the Obligations as required under Section 2.11(b) in respect of Excess Cash Flow for such period and (xi) cash restructuring costs paid during such fiscal year to the extent not included in the calculation of Consolidated Net Income.

“Excluded Taxes” shall mean, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) income or franchise taxes imposed on (or measured by) its net income, profits or gains (however denominated) by the United States of America, or by a jurisdiction as a result of such recipient being organized in, or having its principal office located in, or in the case of any Lender having its applicable lending office located in or having any other present or former connection with, such jurisdiction, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in or with which such Lender is organized, located or presently or formerly connected (other than as noted above), (c) any withholding tax that is imposed on amounts payable to or beneficially owned by any (x) Foreign Lender or (y) partner, member, beneficiary or settlor of any Lender (each person described in (x) or (y) a “Withholding Tax Payer”), in each case at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Withholding Tax Payer’s failure to comply with Section 2.15(e), except to the extent that such Withholding Tax Payer (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 2.15(a) and (d) any U.S. withholding tax that is imposed under FATCA.

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“Extended Term Loans” shall mean Loans the maturity of which shall have been extended pursuant to Section 2.24.

“Extension” shall have the meaning assigned to such term in Section 2.24(a).

“Extension Offer” shall have the meaning assigned to such term in Section 2.24(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto), and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall have the meaning assigned to such term in Section 2.19.

“Financial Officer” of a Person shall mean the chief financial officer, controller, corporate controller, treasurer or corporate treasurer of such Person.

“First Refinancing Term Loan Effective Date” shall have the meaning provided in the First Refinancing Term Loan Amendment.

“First Refinancing Term Loan Amendment” shall mean that certain Refinancing Term Loan Amendment, dated as of July 29, 2013, among the Borrower, Holdings, Holdco, Foreign Holdco, the other Guarantors party thereto, the Refinancing Term Lenders and the Agent.

“Flood Determination Form” shall have the meaning given such term in Section 4.01(c)(vii).

“Flood Laws” shall have the meaning given such term in Section 4.01(c)(vii).

“Foreign Casualty Event” shall have the meaning assigned to such term in Section 2.11(k).

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“Foreign Asset Sale” shall have the meaning assigned to such term in Section 2.11(k).

“Foreign Holdco” shall have the meaning given such term in the preamble to this Agreement.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” shall mean any pension plan sponsored, maintained or contributed to by any Loan Party or any Subsidiary (or with respect to which any Loan Party or any Subsidiary has any liability) described in Section 4(b)(4) of ERISA that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from applicable governmental authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by applicable governmental authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan or (d) the incurrence by any Loan Party or any Subsidiary of any liability under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein.

“Foreign Subsidiary” shall mean any Subsidiary that (i) is a “controlled foreign corporation” within the meaning of the Code or (ii) is a subsidiary of a Person described in (i).

“Funding Account” shall mean the deposit account(s) of the Borrower to which the Lenders are authorized by the Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement, as set forth in a notice provided to the Agent.

“GAAP” shall mean generally accepted accounting principles applied in accordance with Section 1.03.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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“Group Member” shall mean Holdco or any Subsidiary of Holdco.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” shall mean Holdings, Holdco and each of the Subsidiary Guarantors.

“Hazardous Materials” shall mean all radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Holdco Group, shall be a Hedging Agreement.

“Holdco” shall have the meaning given such term in the preamble to this Agreement.

“Holdco Group” shall mean Holdco and its Subsidiaries.

“Holdings” shall have the meaning given such term in the preamble to this Agreement.

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.24(a).

“Incremental Assumption Agreement” shall have the meaning assigned to such term in Section 2.23(b) .

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“Incremental Term Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.23, to make Incremental Term Loans to the Borrower.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Facility” shall mean each class or tranche of Incremental Term Commitments and the related Incremental Term Loans made hereunder pursuant thereto.

“Incremental Term Loan Amount” shall mean, at any time, the greater of (a) $100,000,000 minus the aggregate amount of all Incremental Term Commitments established prior to such time pursuant to Section 2.23 and (b) such other amount so long as, on a Pro Forma Basis after giving effect to the incurrence of any such Incremental Term Loan Facility (including after giving effect on a Pro Forma Basis to any acquisition consummated concurrently therewith and all other events that are funded out of the proceeds of such Incremental Term Loan Facility) the Total Net Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter of Holdco for which financial statements are available or required to have been delivered pursuant to Section 5.03, is equal to or less than 2.00:1.00.

“Incremental Term Loans” shall mean term loans made by one or more Lenders to the Borrower pursuant to Section 2.23. Incremental Term Loans may be made in the form of additional Loans that are to be included in the same Class as the Initial Term Loans or, to the extent permitted by Section 2.24 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans.

The “Incurrence Test” shall be met with respect to any incurrence of Indebtedness or other transaction if, and only if, on a Pro Forma Basis, the Interest Coverage Ratio is not less than 2.00 to 1.00.

“Indebtedness” shall mean, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than accounts payable for property, including inventory and services purchased, and expense accruals and deferred compensation items arising in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) the principal portion of all obligations of such Person under Capitalized Leases, (v) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (vi) all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest or exchange rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts, in each case on a marked-to-market basis, (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, however, such Indebtedness referred to in this clause (viii) shall be the lesser of the value of such property on which a Lien is attached or the amount of such Indebtedness and (ix) financings described in Section 6.06(e).

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“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning given such term in Section 10.05(b).

“Information Memorandum” shall mean the Confidential Information Memorandum dated April, 2013 relating to the Loan Parties and the Transactions.

“Initial Term Loan Facility” shall mean (i) prior to the First Refinancing Term Loan Effective Date, the term loans made available to the Borrower on the Closing Date, (ii) from and after the First Refinancing Term Loan Effective Date, but prior to the Second Refinancing Term Loan Effective Date, the Refinancing Term Loans made available to the Borrower on the First Refinancing Term Loan Effective Date pursuant to the First Refinancing Term Loan Amendment and (iii) from and after the Second Refinancing Term Loan Effective Date, the Refinancing Term Loans, and the Additional Term Loans (as defined in the Second Refinancing Term Loan Amendment), made available to the Borrower on the Second Refinancing Term Loan Effective Date pursuant to the Second Refinancing Term Loan Amendment, collectively.

“Initial Term Loans” shall mean (i) prior to the First Refinancing Term Loan Effective Date, the loans made by the Lenders on the Closing Date in accordance with Section 2.01(a), (ii) from and after the First Refinancing Term Loan Effective Date, but prior to the Second Refinancing Term Loan Effective Date, the Refinancing Term Loans made on the First Refinancing Term Loan Effective Date pursuant to the First Refinancing Term Loan Amendment and (iii) from and after the Second Refinancing Term Loan Effective Date, the Refinancing Term Loans, and the Additional Term Loans (as defined in the Second Refinancing Term Loan Amendment), made on the Second Refinancing Term Loan Effective Date pursuant to the Second Refinancing Term Loan Amendment, collectively.

“Insufficiency” shall mean, with respect to any Plan, its “amount of unfunded benefit liabilities” within the meaning of Section 4001(a)(18) of ERISA, if any.

“Interest Coverage Ratio” shall mean, on any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period, to (b) cash Consolidated Interest Expense (excluding amounts not paid or payable in cash, including, but not limited to, amortization of debt issuance costs and amortization of original issue discount) for the period of four consecutive fiscal quarters ended on or prior to such date, taken as one accounting period.

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“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the first Business Day of each January, April, July and October and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three, six or, if consented to by all of the Lenders, nine or twelve months thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.02 or 2.04; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

“Investments” shall have the meaning given such term in Section 6.05.

“Joinder Agreement” shall have the meaning given such term in Section 5.09(a).

“Landlord Consent and Agreement” shall mean a landlord consent and agreement (with a consent by the landlord’s mortgagee, if applicable) substantially in the form of Exhibit H with such changes as are satisfactory to the Agent in its Permitted Discretion.

“L/C Facility Agreement” shall mean that certain Letter of Credit Facility Agreement, dated as of June 13, 2011, among the Borrower and JPMorgan Chase Bank, N.A., as administrative agent, issuing lender and L/C participant.

“L/C Facility Documents” shall have the meaning given the term “Transaction Documents” in the L/C Facility Agreement.

“Lead Arranger” shall mean Citigroup Global Markets Inc.

“Legal Reservations” shall mean:

(a)          the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors;

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(b)          the time barring of claims under the laws of any relevant jurisdiction, and defenses of setoff or counterclaim; and

(c)          any other qualifications as to matters of law (but not fact) in the legal opinions required to be delivered pursuant to the Loan Documents.

“Lender Affiliate” shall mean, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lenders” shall mean the Persons listed on Annex A and any other Person that shall have become a party hereto pursuant to Section 2.22 or Section 2.23 or an assignment in accordance with Section 10.03, other than any such Person that ceases to be a party hereto pursuant to an assignment in accordance with Section 10.03.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum equal to the British Bankers’ Association LIBOR Rate (“BBA LIBOR”) from LIBOR01 page, as published by Reuters (or any other commercially available source providing comparable publicly available quotations of BBA LIBOR as designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits of a size similar to the size of such Eurodollar Borrowing and with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the average (rounding upward, if necessary, to the next 1/100 of 1%) of the respective interest rates per annum at which deposits in Dollars of a size similar to the size of such Eurodollar Borrowing are offered for such Interest Period to major banks in the London interbank market by the principal London office of the Agent at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” shall mean (a) any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind whatsoever, (b) the interest of a vendor or a lessor under any conditional sale, capital lease or other title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loans” shall mean the Initial Term Loans, any Other Term Loans, any Incremental Term Loans and any Refinancing Term Loans, and shall include any Extended Term Loans.

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“Loan Documents” shall mean this Agreement, the Security Documents and any notes issued pursuant to Section 2.08.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Holdco Group taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Agent’s Liens (on behalf of itself and the Lenders) on the Collateral or the priority of such Liens taken as a whole, or (d) the rights of or benefits available to the Secured Parties thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of the Holdco Group in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “obligations” of Holdco or any Subsidiary thereof in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdco or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” shall mean (i) with respect to the Initial Term Loans April 23, 2020 and (ii) with respect to any other Class of Loans, the date specified in the applicable Incremental Assumption Agreement or Refinancing Term Loan Amendment, as applicable, in each case as may be extended pursuant to Section 2.24.

“Minority Lenders” shall have the meaning given such term in Section 10.09(b).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Property” shall have the meaning given such term in Section 4.01(c).

“Mortgages” shall mean each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Agent for the benefit of the Secured Parties substantially in the form of Exhibit E-1 or Exhibit E-2, as applicable (with such changes thereto as shall be reasonably requested by the Agent in view of the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

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“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable and customary broker’s fees or commissions, legal and other professional fees, transfer and similar taxes incurred in connection therewith and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale, after taking into account any available tax credits or deductions related to such assets and any tax sharing arrangements related to such assets), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such disposition and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, discounts, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to any Casualty Event, insurance proceeds, condemnation awards and similar payments, in each case, net of the principal amount, premium or penalty, if any, interest on and principal of any Indebtedness for borrowed money which is secured by the assets subject to such Casualty Event and which is required to be repaid with such insurance proceeds, condemnation awards or similar payments and all taxes and fees and out-of-pocket expenses paid by any Group Member to third parties (other than Affiliates) in connection with such Casualty Event.

“NFIP” shall have the meaning given such term in Section 4.01(c)(vii).

“Non-Material Subsidiary” shall mean each Subsidiary set forth on Schedule 1.01(b) (as such schedule may be modified from time to time by the Borrower in its discretion by notice to the Agent); provided that the aggregate revenue of all Non-Material Subsidiaries shall at no time exceed 10% of the consolidated revenue of the Holdco Group for the most recent period of four consecutive fiscal quarters for which financial statements are available at the time of such determination.

“Obligations” shall mean all unpaid principal of and accrued and unpaid interest on (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding) the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

“Original Credit Agreement” means that certain First Lien Term Loan and Guaranty Agreement, dated as of July 31, 2007, among the Borrower and Tower Automotive Holdings Europe B.V., as borrowers, Tower Automotive, LLC, Tower Automotive Holdings I, LLC, Tower Automotive Holdings II(a), LLC, Tower Automotive Holdings II(b), LLC and the other guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Other Secured Documents” shall mean the Revolving Credit Facility Loan Documents and the Secured Notes Documents.

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“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Other Term Loans” has the meaning specified in Section 2.23(a).

“Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” shall have the meaning given such term in Section 10.03(d).

“Participant Register” shall have the meaning given such term in Section 10.03(d)(iii).

“Patriot Act” shall mean the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001, as amended.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Permitted Acquisition” shall mean the acquisition by Holdco or any Subsidiary of all or substantially all the assets of a Person or line of business of such Person, or all of the Equity Interests of a person (referred to herein as the “Acquired Entity”); provided that (i) the Acquired Entity shall be in a similar, ancillary or complementary line of business as that of the Holdco Group as conducted during the current and most recently concluded calendar year; (ii) at the time of such transaction both before and after giving effect thereto, no Default shall have occurred and be continuing; (iii) Holdco and the Subsidiaries shall not incur or assume any Indebtedness in connection with such acquisition, except as permitted by Section 6.03; (iv) the Loan Parties shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.09 and the Security Documents; and (v) the Borrower is in compliance, on a Pro Forma Basis after giving effect to the consummation of any such Permitted Acquisition (including any Indebtedness incurred or assumed in connection therewith), with the covenant set forth in Section 6.11 recomputed as of the last day of the most recently ended fiscal quarter of Holdco for which financial statements are required to have been delivered pursuant to Section 5.01. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Investments” shall mean:

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(a)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

(b)          investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least ‘A’ from S&P or ‘A2’ from Moody’s;

(c)          investments in certificates of deposit, banker’s acceptances and time deposits (including Eurodollar time deposits) maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)          investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

(e)          investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above;

(f)          in the case of a Foreign Subsidiary, investments similar to those described in clauses (a) through (e) in obligations of Persons located in (x) a jurisdiction in which such Foreign Subsidiary is organized or has operations, (y) The Netherlands or (z) Germany; and

(g)          to the extent owned on the Closing Date, investments by any Loan Party in the capital stock of any direct or indirect Subsidiary and by any Foreign Subsidiary in any other Foreign Subsidiary.

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“Permitted Liens” shall mean: (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges or levies of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, suppliers, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Closing Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Holdco Group and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Holdco Group and any other Liens “insured over” by the applicable title insurance company; (v) letters of credit or deposits in the ordinary course to secure leases; (vi) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; (vii) Liens consisting of deposits with derivatives traders as may be required pursuant to the terms of the International Swaps and Derivatives Association, Inc.’s Master Agreement(s) executed in the ordinary course of business in connection with the Holdco Group’s commodity, foreign exchange and interest hedging programs in an aggregate amount not to exceed at any time $15,000,000; (viii) Liens on deposit accounts maintained with, or other property in the custody of, a depositary bank pursuant to its general business terms and in the ordinary course of business, and similar Liens on accounts of Foreign Subsidiaries organized under the laws of the Netherlands arising under clause 18 of the general terms and conditions of any member of the Dutch Bankers’ Association or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions; (ix) Liens in respect of judgments that would not result in an Event of Default under Section 7.01(k); (x) Liens consisting of leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of any Group Member and do not secure any Indebtedness; (xi) Liens consisting of pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations to (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Group Member; (xii) Liens consisting of customary transfer restrictions in joint venture agreements, stockholder agreements or other similar agreements applicable to joint ventures; (xiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (xiv) Liens (A) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.05 to be applied against the purchase price for such Investment, and (B) consisting of an agreement to transfer any property in a disposition permitted under Section 6.06, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien; (xv) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of any Group Member or any of its Subsidiaries in the ordinary course of business; (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Group Member or its Subsidiaries in the ordinary course of business or Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods; and (xvii) Liens deemed to exist in connection with investments in repurchase agreements permitted under Section 6.05, provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreements.

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“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an assignor and Holdings or its subsidiary (as applicable) as an assignee, and accepted by the Agent, in such form as shall be approved by the Agent (such approval not to be unreasonably withheld or delayed).

“Permitted Loan Purchases” shall have the meaning assigned to such term in Section 10.03(b)(ii)(F)(1).

“Permitted Refinancing Indebtedness” shall mean Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew or replace (collectively, to “Refinance”) existing Indebtedness (“Refinanced Indebtedness”); provided that (a) such Indebtedness is not greater than the principal amount of such Refinanced Indebtedness plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case associated with such refinancing, refunding, extension, renewal or replacement, (b) such refinancing, refunding, extending, renewing or replacing Indebtedness has a final maturity that is no sooner than, and a weighted average life to maturity that is no shorter than, such Refinanced Indebtedness, (c) if such Refinanced Indebtedness or any Guarantees thereof are subordinated to the Obligations, such refinancing, refunding, extending, renewing or replacing Indebtedness and any Guarantees thereof remain so subordinated on terms no less favorable to the Lenders, (d) the obligors (or their successors in interest) in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding, extending, renewing or replacing are the only obligors on such refinancing, refunding, extending, renewing or replacement Indebtedness and (e) the other terms and conditions of such refinancing, refunding, extending, renewing or replacing Indebtedness are market terms for Indebtedness of such type, as determined in good faith by a Financial Officer of the Borrower.

“Permitted Restrictions” shall mean

(A) any encumbrance or restriction pursuant to (i) applicable law, rule, regulation or order, (ii) any Loan Document, any L/C Facility Document, any Other Secured Document, or (iii) by the documents governing any Indebtedness incurred pursuant to Section 6.03(b)(ii), Section 6.03(b)(iii) or Section 6.03(p)(ii); provided that any such restrictions or conditions imposed by the documents governing such Indebtedness (other than the Loan Documents) (I) are restrictions or conditions customary for Indebtedness of such type at the time such Indebtedness is incurred and (II) in the case of Permitted Refinancing Indebtedness, are not more restrictive than the restrictions and conditions contained in the applicable Refinanced Indebtedness, in the case of each of clauses (I) and (II) as determined in good faith by a Financial Officer of Holdco;

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(B)         any encumbrance or restriction with respect to a Subsidiary of Holdco pursuant to an agreement relating to any Indebtedness incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by any Group Member (other than Indebtedness incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of Holdco or was otherwise acquired by any Group Member) and outstanding on such date;

(C)         any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (B) above or this clause (C) or contained in any amendment to an agreement referred to in clause (B) above or this clause (C); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable in any material respect to the Lenders than the encumbrances and restrictions contained in such predecessor agreements;

(D)         any encumbrance or restriction pursuant to an agreement with respect to Indebtedness incurred in reliance on clause (g) of Section 6.03;

(E)          in the case of Section 6.07(b)(iv), any encumbrance or restriction that

(i)          restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; or

(ii)         is contained in mortgages, pledges and other security agreements securing Indebtedness of a Group Member to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

(F)         with respect to a Subsidiary of Holdco, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Subsidiary pending the closing of such sale or disposition;

(G)         purchase money obligations for property acquired in the ordinary course of business and obligations under Capitalized Leases that impose restrictions on the property purchased or leased of the nature described in Section 6.07(b)(iv);

(H)         provisions with respect to the disposition or distribution of assets or property in or with respect to joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements;

(I)         restrictions on cash or other deposits or net worth imposed by customers, lenders, suppliers or, in the ordinary course of business, other third parties;

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(J)         with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued or any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

(K)         restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which any Group Member is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of such Group Member that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of such Group Member or the assets or property of another Group Member; and

(L)         any encumbrance or restriction of the type referred to in Section 6.07(b) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in any of clauses (A) through (K) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the board of directors of Holdco, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or Governmental Authority or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is, or in the last six years has been, (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by Citi as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” shall mean, with respect to any calculation of any financial test in connection with any acquisition, incurrence of Indebtedness or other transaction, such financial test calculated on a pro forma basis after giving effect to the consummation of such transaction as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters most recently ended for which the financial statements are available.

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“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.22(a).

“Refinancing Notes” shall have the meaning assigned to such term in Section 2.22(a).

“Refinancing Term Lender” shall have the meaning assigned to such term in Section 2.22(b).

“Refinancing Term Loan Amendment” shall have the meaning assigned to such term in Section 2.22(c).

“Refinancing Term Loan Facility” shall have the meaning assigned to such term in Section 2.22(a).

“Refinancing Term Loans” shall mean any term loans made pursuant to a Refinancing Term Loan Facility.

“Register” shall have the meaning given such term in Section 10.03(b)(iv).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reports” means reports prepared by the Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Loan Parties’ assets from information furnished by or on behalf of the Borrower, after the Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Agent.

“Repricing Transaction” shall mean (a) the incurrence by the Borrower of any indebtedness in the form of a term loan (including, without limitation, via any Incremental Term Facilities or Refinancing Term Loan Facilities or by way of the conversion of the Initial Term Loans into refinancing term loans under this Agreement) that is broadly marketed or syndicated to banks, financial institutions and/or other institutional lenders or investors in financings similar to the Initial Term Loans (i) having an effective yield that is less than the effective yield for the Initial Term Loans, but excluding Indebtedness incurred in connection with a Change of Control, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Initial Term Loans or (b) any effective reduction in the effective yield for the Initial Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with a Change of Control.

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“Required Lenders” shall mean, at any time, Lenders having Loans and unused Commitments representing at least a majority of the sum of all Loans outstanding and unused Commitments at such time; provided, that the portion of any Loans and unused Commitments held by Debt Fund Affiliate Lenders in the aggregate in excess of 49.9% of the Required Amount (as defined below) shall be disregarded in determining Required Lenders at any time. “Required Amount” means, at any time, the amount of Loans and unused Commitments required to be held by Lenders in order for such Lenders to constitute “Required Lenders” (without giving effect to the proviso in the preceding sentence).

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Date” shall have the meaning given to such term in Section 8.05.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Group Member, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any Equity Interests in any Group Member or any option, warrant or other right to acquire any such Equity Interests in any Group Member.

“Revolving Credit Facility Agreement” shall mean that certain Amended and Restated Revolving Credit and Guaranty Agreement, dated as of June 13, 2011, among the Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Revolving Credit Facility Loan Documents” shall have the meaning given the term “Loan Documents” in the Revolving Credit Facility Agreement.

“Revolving Credit Loan” shall mean any loans made pursuant to the Revolving Credit Facility Agreement.

“S&P” shall mean Standard & Poor’s, a division of The McGraw Hill Companies, Inc.

“Second Refinancing Term Loan Amendment” shall mean that certain Second Refinancing Term Loan Amendment and Additional Term Loan Amendment, dated as of January 31, 2014, among the Borrower, Holdings, Holdco, Foreign Holdco, the other Guarantors party thereto, the Refinancing Term Lenders party thereto, the Additional Term Lenders party thereto and the Agent.

“Second Refinancing Term Loan Effective Date” shall have the meaning given such term in the Second Refinancing Term Loan Amendment.

“Secured Notes Documents” shall mean, collectively, the Secured Notes Indenture and all documents granting or purporting to grant any security interests to secure the Secured Notes or to provide for any Guarantee thereof.

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“Secured Notes Indenture” shall mean the Indenture dated as of August 24, 2010 among the Borrower and TA Holdings Finance, Inc., as issuers, the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent relating to the 10.625% Senior Secured Notes due 2017.

“Secured Notes” shall mean the notes issued under the Secured Notes Indenture.

“Secured Obligations” shall mean all Obligations.

“Secured Obligors” shall mean the Loan Parties.

“Secured Parties” shall mean, collectively, (a) the Lenders, (b) the Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under the Loan Documents and (d) any permitted successors, indorsees, transferees and assigns of each of the foregoing.

“Securities Account Control Agreement” shall mean a securities account control agreement in the form specified in Exhibit G to the Security Agreement, or in such other form as is reasonably acceptable to the Agent.

“Security Agreement” shall mean that certain Term Loan Security Agreement, dated as of April 23, 2013, among the Borrower, the Guarantors party thereto and Citibank, N.A., as agent, in the form of Exhibit A.

“Security Documents” shall mean, collectively, the Security Agreement, the Mortgages, the Account Control Agreements, the ABL Intercreditor Agreement, the Term Intercreditor Agreement and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Single Employer Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of any Loan Party or an ERISA Affiliate or (ii) was so maintained and in respect of which any Loan Party could reasonably be expected to have liability under Title IV of ERISA in the event such Plan has been or were to be terminated.

“Solvent” shall mean, with respect to any Person, at any date, that (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date, (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

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“Specified Disposition” means the dispositions specified on Schedule 6.06(j).

“Sponsor” shall mean Cerberus Capital Management, L.P.

“Sponsor Group” shall mean the Sponsor and funds and accounts Affiliated with the Sponsor.

“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any Person (in this definition referred to as the “parent”), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership or membership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Holdco.

“Subsidiary Guarantors” shall mean each direct or indirect Domestic Subsidiary of Holdco in existence on the Closing Date (other than the Borrower) and each Person that becomes a Subsidiary Guarantor after the Closing Date pursuant to Section 5.09.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Intercreditor Agreement” shall mean that certain Term Intercreditor Agreement, dated as of August 24, 2010, among the Agent, Wilmington Trust FSB, as Notes Collateral Agent, and each of the other parties thereto.

“Termination Date” shall mean the earliest to occur of (i) the Maturity Date and (ii) the acceleration of the Loans in accordance with the terms hereof.

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“Termination Event” shall mean (i) a “reportable event”, as such term is described in Section 4043(c) of ERISA (other than a “reportable event” as to which the 30-day notice is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043) or an event described in Section 4068 of ERISA and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a Material Adverse Effect, (ii) the withdrawal by any Loan Party or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer,” as such term is defined in Section 4001(a)(2) of ERISA, for which any Loan Party or ERISA Affiliate incurs liability under Section 4064 of ERISA, or any Loan Party or ERISA Affiliate withdraws from a Multiemployer Plan for which such Loan Party or ERISA Affiliate incurs Withdrawal Liability, (iii) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA, (iv) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, if such amendment requires the provision of security, (v) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, (vi) any other event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC in the ordinary course) or (vii) a Foreign Plan Event described in clauses (c) or (d) of the definition of such term.

“Total Net Debt” shall mean, at any time, the sum of (a) the aggregate amount of Indebtedness that would be reflected on a consolidated balance sheet of the Holdco Group prepared in accordance with GAAP at such time (other than any Indebtedness of the type described in clause (vi) of the definition of “Indebtedness”) minus (b) the lesser of (i) the aggregate amount of Unrestricted Cash that would be reflected on a consolidated balance sheet of the Holdco Group prepared in accordance with GAAP at such time and (ii) $100,000,000.

“Total Net Leverage Ratio” shall mean, on any date, the ratio of (a) Total Net Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period.

“Transactions” shall mean the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document.

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“Unrestricted Cash” shall mean all cash and Permitted Investments of the Holdco Group that are not subject to any Liens or other restrictions on disposition except pursuant to (i) the Loan Documents, (ii) the L/C Facility Documents, (iii) the Other Secured Documents or (iv) the documents governing any Indebtedness incurred pursuant to Section 6.03(b)(ii), Section 6.03(b)(iii) or Section 6.03(p)(ii); provided that any such restrictions imposed by the documents governing any such Indebtedness (other than the Loan Documents) are prohibitions customarily contained in such type of Indebtedness at the time such Indebtedness is incurred as determined in good faith by a Financial Officer of Holdco.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall have the meaning given such term in Section 2.15(a).

Section 1.02.         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03.         Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall been withdrawn or such provision amended in accordance herewith.

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Article 2
Amount and Terms of Loans

Section 2.01.         Commitments to Lend.

(a)          Each Lender severally agrees, upon the terms and subject to the conditions herein set forth, to make a term loan to the Borrower on the Closing Date in an aggregate principal amount not to exceed the Commitment of such Lender.

(b)          All amounts borrowed under this Section shall be borrowed from the Lenders pro rata in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve the other Lenders of their obligations to lend. The Commitments are not revolving in nature, and amounts repaid or prepaid may not be reborrowed.

(c)          Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

Section 2.02.         Request for Borrowings. To request a Borrowing of Loans, the Borrower shall notify the Agent of such request by telephone (x) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the Closing Date and (y) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one (1) Business Day prior to the Closing Date. Such telephonic request for a Borrowing shall be irrevocable and shall be confirmed promptly by hand delivery or, subject to Section 10.01(b), electronic transmission to the Agent of a written Borrowing Request signed by the Borrower. Such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01(a):

(i)          the aggregate amount of the requested Borrowing;

(ii)         the date of such Borrowing, which shall be a Business Day;

(iii)        whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)        in the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

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If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.02, the Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.03.         Funding of Loans. (a) Each Lender shall make each Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders. The Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account.

(b)          Unless the Agent shall have received notice from a Lender prior to the Closing Date that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of such Lender, a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.04.         Interest Elections. (a) The initial Borrowing of Loans shall be of the Types specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowings to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing.

(b)          To make an Interest Election Request pursuant to this Section, the Borrower shall notify the Agent of such election by delivery of a written Interest Election Request in a form approved by the Agent in its reasonable discretion and signed by the Borrower (or, subject to Section 10.01(b), electronic transmission) by (x) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days prior to the effective date thereof and (y) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one (1) Business Day prior to the effective date thereof. Each such Interest Election Request shall be irrevocable.

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(c)          Each Interest Election Request shall specify the following information in compliance with Section 2.01:

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)        if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05.         Interest on Loans.

(a)          Subject to the provisions of Section 2.06, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with 365 days) at a rate per annum equal to the Alternate Base Rate plus the Applicable ABR Margin.

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(b)          Subject to the provisions of Section 2.06, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period in effect for such Borrowing plus the Applicable Eurodollar Margin.

(c)          Accrued interest on all Loans shall be payable in arrears up to but not including the Interest Payment Date applicable thereto, on the Termination Date and after the Termination Date, on demand and upon any repayment or prepayment thereof (on the amount prepaid).

Section 2.06.         Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder, whether at stated maturity, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or when the Alternate Base Rate is applicable and is based on the Prime Rate, a year with 365 days or 366 days in a leap year) equal to (x) in the case of overdue principal of any Loan, at the rate then applicable to such Loan plus 2.0% and (y) in the case of all other amounts, the rate applicable to ABR Loans plus 2.0%.

Section 2.07.         Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.02 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

Section 2.08.         Evidence of Debt.

(a)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)          The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof.

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(c)          The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)          Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Agent and reasonably acceptable to the Borrower.

Section 2.09.         Termination or Reduction of Commitment. Unless earlier terminated pursuant to Article 7, the Commitments shall terminate upon the funding of the Loans to which such Commitments relate.

Section 2.10.         Repayment of Loans. (a) The Borrower shall pay to the Agent, for the account of the applicable Lenders, on each Amortization Date, a principal amount of the Initial Term Loans made to it equal to the Amortization Amount, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)          To the extent not previously paid, all outstanding Loans shall be due and payable on the Maturity Date with respect to such Loans, together with accrued and unpaid interest thereon.

(c)          All payments required pursuant to this Section 2.10 are subject to reduction on account of optional or mandatory prepayments as provided in Sections 2.11 and 2.12.

(d)          For the avoidance of doubt, the Refinancing Term Loans made on the Second Refinancing Term Loan Effective Date and the Additional Term Loans (as defined in the Second Refinancing Term Loan Amendment) made on the Second Refinancing Term Loan Effective Date (x) shall constitute the Initial Term Loans for all purposes of this Agreement and shall constitute a single Class of Term Loans outstanding hereunder, (y) shall mature and become due and payable on the Maturity Date with respect to the Initial Term Loans, (which date is April 23, 2020) and (z) shall be repaid in quarterly installments in accordance with Section 2.10(a).

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Section 2.11.         Mandatory Prepayment. (a) Subject to Section 2.11(g), not later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.11(e); provided that, if (i) Holdco shall deliver a certificate of a Financial Officer to the Agent at the time of receipt of any Net Cash Proceeds from any Asset Sale setting forth its intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Holdco Group within 360 days of receipt of such proceeds and (ii) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, then no prepayment will be required pursuant to this clause in respect of such Net Cash Proceeds (or the portion of such Net Cash Proceeds specified in such certificate, if applicable) except that, if any such Net Cash Proceeds have not been so applied by the end of such 360-day period, a prepayment will be required at that time in an amount equal to the amount of such Net Cash Proceeds that have not been so applied; provided that if the applicable Group Member enters into a definitive agreement to apply such Net Cash Proceeds in productive assets of a kind then used or usable in the business of the Holdco Group prior to the end of such 360-day period and the conditions set forth in clauses (ii) and (iii) are satisfied, the Borrower shall be required to prepay outstanding Loans with such Net Cash Proceeds only to the extent that such Net Cash Proceeds are not so applied within 180 days of the date of such definitive agreement.

(b)          No later than the 10th day after the date on which the financial statements with respect to each fiscal year of Holdco are required to be delivered pursuant to Section 5.01(a) (commencing with the fiscal year ending December 31, 2014), the Borrower shall prepay outstanding Loans in accordance with Section 2.11(e) in an aggregate principal amount equal to (i) 50% of Excess Cash Flow for such fiscal year of Holdco, provided that, with respect to any fiscal year, such percentage shall reduce to (x) 25% if the Total Net Leverage Ratio as of the last day of such fiscal year is less than 2.50 to 1.00 but equal to or greater than 2.00 to 1.00 and (y) 0% if the Total Net Leverage Ratio is less than 2.00 to 1.00 minus (ii) the aggregate principal amount of all Loans voluntarily prepaid pursuant to Section 2.12 during such fiscal year.

(c)          In the event that any Group Member shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed by any Group Member (other than any Indebtedness for money borrowed permitted pursuant to Section 6.03), the Borrower shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the receipt of such Net Cash Proceeds by such Group Member, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.11(e); provided, however that any such Indebtedness that is permitted under Section 6.03 but that is incurred pursuant to Section 2.22 shall be required to be applied to prepay the Loans in accordance with the terms thereof and of such Section 2.22.

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(d)          Subject to Section 2.11(g), within five Business Days after any Net Cash Proceeds are received by or on behalf of any Group Member in respect of any Casualty Event, the Borrower shall prepay outstanding Loans in accordance with Section 2.11(e) in an aggregate amount equal to 100% of the Net Cash Proceeds; provided that if Holdco shall deliver to the Agent a certificate of a Financial Officer to the effect that (i) it intends to apply the Net Cash Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Cash Proceeds to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Holdco Group, (ii) the property acquired with such Net Cash Proceeds will be included in the Collateral at least to the extent that the property subject to the Casualty Event was included therein and (iii) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, then no prepayment will be required pursuant to this clause in respect of such Net Cash Proceeds (or the portion of such Net Cash Proceeds specified in such certificate, if applicable) except that if any such Net Cash Proceeds have not been so applied by the end of such 360-day period, a prepayment will be required at that time in an amount equal to the amount of such Net Cash Proceeds that have not been so applied; provided that if the applicable Group Member enters into a definitive agreement to apply such Net Cash Proceeds in productive assets of a kind then used or usable in the business of the Holdco Group prior to the end of such 360-day period and the conditions set forth in clauses (ii) and (iii) are satisfied, the Borrower shall be required to prepay outstanding Loans with such Net Cash Proceeds only to the extent that such Net Cash Proceeds are not so applied within 180 days of the date of such definitive agreement.

(e)          Subject to Section 2.11(g), mandatory prepayments of outstanding Loans shall be applied (i) on a pro rata basis to each then outstanding Class of Loans (except as otherwise contemplated by Section 2.11(g)) and (ii) to reduce future scheduled amortization in respect of the Classes of Loans so prepaid in direct order of maturity against the eight next scheduled installments of principal due in respect of such Loans until such installments have been repaid in full and, then, pro rata against the remaining scheduled installments of principal due in respect of such Loans until all such Loans have been repaid in full.

(f)          Any Lender may elect, by notice to the Agent within one Business Day after receiving notification from the Agent of any prepayment of its Loans pursuant to clauses (a) to Section 2.11(e) of this Section (other than any such prepayment required as a result of incurrence of any Indebtedness pursuant to Section 2.22), to decline its ratable share of such prepayment in which case the aggregate amount of the prepayment that would have been applied to prepay the Loans of such declining Lender shall be re-offered to those Lenders (if any) who have initially accepted such prepayment (such re-offer to be made to each such Lender based on the percentage which such Lender’s Loans represents of the aggregate Loans of all Lenders who initially accepted such prepayment). In the event of such a re-offer, the relevant Lenders may elect, by notice to the Agent within one Business Day of receiving notification of such re-offer, to decline (in whole but not in part) the amount of such prepayment that is re-offered to them. To the extent that any Lender does not respond to the notice regarding such re-offer, such Lender shall be deemed to have accepted the amount so offered. Any such re-offered amounts that are so declined may be retained by the Borrower.

(g)          If at the time that any prepayment under Section 2.11(a) or Section 2.11(d) would be required, the Borrower is required to offer to repurchase any Indebtedness incurred under Section 6.03(b)(iii) that is secured on a pari passu basis with the Obligations pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of the applicable Asset Sale or Casualty Event (such Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the applicable Loans and Other Applicable Indebtedness) to the prepayment of the applicable Loans and to the repurchase of Other Applicable Indebtedness, and the amount of prepayment of the applicable Loans that would have otherwise been required pursuant to Section 2.11(a) or Section 2.11(d), as applicable, shall be reduced accordingly.

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(h)          In the event of any mandatory prepayment of Loans made at a time when Loans of more than one Class remain outstanding, the Borrower shall select Loans to be prepaid so that the aggregate amount of such prepayment is allocated to the Loans pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class (except to the extent that any applicable Refinancing Term Loan Amendment or, to the extent permitted under Section 2.23, any Incremental Assumption Agreement for any Class of Loans provides that the Loans made pursuant thereto shall be entitled to less than pro rata treatment); provided, that any prepayment of Loans required as a result of the incurrence of Indebtedness pursuant to Section 2.22 shall be applied solely to each applicable Class or tranche of Loans to be Refinanced.

(i)          The Borrower shall deliver to the Agent, at the time of each prepayment required under this Section 2.11, a certificate signed by a Financial Officer of setting forth in reasonable detail the calculation of the amount of such prepayment at least three Business Days prior to the date of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid determined in accordance with clause (e) above. All prepayments under this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(j)          Notwithstanding any of the other provisions of this Section 2.11, so long as no Default or Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Loans is required to be made under this Section 2.11 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.11 in respect of any such Eurodollar Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder into a cash collateral account (which shall be on terms reasonably satisfactory to the Agent) until the last day of such Interest Period, at which time the Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.11. Upon the occurrence and during the continuance of any Default or Event of Default, the Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.11.

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(k)          Notwithstanding any other provision of this Section 2.11, (i) to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.11(a) (a “Foreign Asset Sale”), the Net Cash Proceeds of any Casualty Event with respect to the assets or property of any Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.11(d) (a “Foreign Casualty Event”) or Excess Cash Flow of any Foreign Subsidiary are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay the Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to use commercially reasonable efforts to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.11 to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow of any Foreign Subsidiary would have a material adverse tax cost consequence with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.11 (or such Excess Cash Flow would have been so required if it were Net Cash Proceeds), (x) the Borrower applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Foreign Subsidiary.

Section 2.12.         Optional Prepayment of Loans.

(a)          The Borrower shall have the right at any time and from time to time to prepay, without premium or penalty except as set forth in Section 2.18(b), the Loans of any Class, in whole or in part, (x) with respect to Eurodollar Loans, upon notice received by 11:00 a.m. New York City time three Business Days’ prior to the proposed date of prepayment and (y) with respect to ABR Loans on the same Business Day upon notice by 12:00 noon New York City time on the proposed date of prepayment; provided, however, that (i) each such partial prepayment shall be in multiples of $500,000, (ii) any prepayment of Eurodollar Loans pursuant to this Section 2.12(a) other than on the last day of an Interest Period applicable thereto shall be subject to payment of the amounts described in Section 2.14 and (iii) all prepayments under this Section 2.12 shall be subject to Section 2.18(b).

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(b)          Each prepayment of Loans pursuant to Section 2.12(a) shall be applied to the remaining scheduled installments thereof as directed by the Borrower.

(c)          Each notice of prepayment shall specify the prepayment date, the principal amount and Class of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay the Loans by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each applicable Lender of the principal amount of the applicable Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

Section 2.13.         Increased Costs. (a) If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)         subject any Lender to any Taxes (other than (A) Indemnified Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)        impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered.

(b)          If any Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

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(c)          A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a)or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.14.         Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.15.         Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any applicable Requirement of Law (as determined in the good faith discretion of an applicable Withholding Agent (as defined below)) requires the deduction or withholding of any Indemnified Taxes or Other Taxes from any such payment (including, for the avoidance of doubt, any such payment made by the Borrower, the Agent or made or received by any Lender or a beneficial owner of any Lender or partner, member, beneficiary or settlor of any Lender), then (i) the sum payable by the Borrower shall be increased as necessary so that after making all such deductions (including deductions applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower, the Agent or the applicable Lender (any such person a “Withholding Agent”) shall make such deduction or withholding and (iii) the Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirement of Law.

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(b)          In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          The Borrower shall indemnify the Agent and each Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed on amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)          (i) Each Lender shall deliver to the Borrower (with a copy to the Agent), on or prior to the date on which such Withholding Tax Payer becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower), whichever of the following is applicable:

(A)         duly completed copies of Internal Revenue Form W-8BEN,

(B)         duly completed copies of Internal Revenue Form W-8ECI,

(C)         duly completed copies of Internal Revenue Form W-9,

(D)         duly completed forms certifying that such Lender is eligible for a reduced rate of United States federal withholding tax under any tax treaty, or

(E)         any other form prescribed by applicable Requirement of Law as a basis for claiming exemption from the United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirement of Law.

In addition, each Lender agrees that it will deliver upon the Borrower’s or the Agent’s request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required by applicable Requirement of Law in order to confirm or establish the entitlement of such Lender to a continuing exemption from United States federal income tax. Notwithstanding the foregoing, a Lender shall not be required to deliver any form pursuant to this Section 2.15(e) that such Lender is not legally able to deliver.

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Each Withholding Agent shall be entitled to rely on the forms (if any) provided by a Lender pursuant to this Section in making a determination of whether any tax is an “Excluded Tax” and whether to withhold for United States federal income tax purposes.

(ii)         If a payment made to a Lender under this Agreement or any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower or the Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(f)          If the Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g)          Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.03(d)(iii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender , in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (g).

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Section 2.16.         Payments Generally; Pro Rata Treatment.

(a)          The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Sections 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the account of the Agent most recently designated by it for such purpose by notice to the Borrower, except that payments pursuant to Sections 2.13, 2.14 or 2.15 and 10.05 shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)          If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, interest, fees and expenses then due hereunder, such funds shall be applied (i) first, towards payment of fees and expenses then due under Sections 2.18 and 10.05, ratably among the parties entitled thereto in accordance with the amounts of fees and expenses then due to such parties, (ii) second, towards payment of interest then due on account of the Loans of each Class, ratably among the parties entitled thereto in accordance with the amounts of interest on each Class of Loans then due to such parties and (iii) third, towards payment of principal of the Loans of each Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of the Loans of each Class then due to such parties.

(c)          Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders of each applicable Class the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders of each applicable Class severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

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(d)          If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.03(b) or 10.05(c), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.17.         Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.03), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.18.         Certain Fees. (a) The Borrower shall pay to the Agent the fees set forth in that certain Agent’s Fee Letter, dated as of April 2, 2013, at the times set forth therein.

(b)          In the event that the Initial Term Loans are prepaid or repriced in whole or in part pursuant to a Repricing Transaction (including in connection with an assignment made pursuant to Section 10.09(b)) on or within six months of the Second Refinancing Term Loan Effective Date, the Borrower shall pay to the applicable Lenders a prepayment fee in an amount equal to 1.00% of the principal amount so prepaid or repriced.

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Section 2.19.         Nature of Fees. All fees payable hereunder (the “Fees”) shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Lenders, as provided herein and in the letter agreement described in Section 2.18. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.20.         Right of Set-off. Subject to the provisions of Section 7.01, upon the occurrence and during the continuance of any Event of Default, the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits designated as payroll accounts and any trust accounts) at any time held and other indebtedness at any time owing by the Agent and each such Lender to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Agent agrees promptly to notify the applicable Loan Party after any such set-off and application made by such Lender or by the Agent, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Agent under this Section are in addition to other rights and remedies which such Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.

Section 2.21.         Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations of the Loan Parties under this Agreement or any of the other Loan Documents, the Lenders shall be entitled to immediate payment of such Obligations.

Section 2.22.         Refinancing Facilities.

(a)          The Borrower may, by written notice to the Agent, elect to request the establishment of one or more additional tranches of term loans under this Agreement (which shall be pari passu with the Loans, including in respect of Collateral) (each, a “Refinancing Term Loan Facility”) or one or more series of (x) pari passu secured notes, (y) senior unsecured notes or loans or (z) second lien secured notes or loans, which, in the case of any notes or loans referenced in clause (x) or (z) of this paragraph (a), will be subject to the intercreditor arrangements required by Section 6.01(m) (the “Refinancing Notes”), all the proceeds of which shall be applied to Refinance outstanding Loans of one or more Classes under this Agreement. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that such Refinancing Term Loans or Refinancing Notes shall be made, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Agent; provided that:

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(i)          before and after giving effect to the borrowing or incurrence of such Refinancing Term Loans or Refinancing Notes on the Refinancing Effective Date, each of the conditions set forth in Sections 4.02(b) and 4.02(c) (in the case of Refinancing Notes, assuming that such incurrence was a Borrowing) shall be satisfied;

(ii)         such Refinancing Term Loans or Refinancing Notes do not (A) mature earlier than the final maturity of the Loans being refinanced and (B) have a weighted average life to maturity that is shorter than the remaining weighted average life to maturity of the Loans being Refinanced;

(iii)        any Refinancing Notes are not subject to any amortization prior to final maturity and are not subject to mandatory redemption or prepayment (other than customary change of control, asset sale event or casualty or condemnation event offers) and any Refinancing Term Loan Facility is not subject to mandatory prepayments that are more favorable to the lenders in respect thereof than mandatory prepayments applicable to the Loans being Refinanced;

(iv)        the other terms and conditions of such Refinancing Term Loan Facility and Refinancing Notes (excluding pricing and optional prepayment or redemption terms), as applicable, are substantially identical to, or less favorable to the investors providing such Refinancing Term Loan Facility or Refinancing Notes, as applicable, than those applicable to the Loans being refinanced (except for covenants or other provisions applicable only to periods after the latest Maturity Date of any Loans outstanding hereunder);

(v)         the Net Cash Proceeds of such Refinancing Term Loans or Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the prepayment pursuant to Section 2.11(a) of the Loans being refinanced (including accrued and unpaid interest therein and related fees and expenses (including prepayment premium));

(vi)        the minimum aggregate principal amount of any Refinancing Term Loan Facility or Refinancing Notes shall be $25,000,000; and

(vii)       in the case of a Refinancing Term Loan Facility, the Loan Parties and the Agent shall enter into such amendments to the Security Documents as may be requested by the Agent (which shall not require any consent from any Lender) in order to ensure that the Refinancing Term Loan Facility are provided with the benefit of the applicable Security Documents on a pari passu basis with the other Obligations and shall deliver such other customary documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Agent.

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(b)          The Borrower may approach any Lender or any other Person that would be an Eligible Assignee pursuant to Section 10.03(b) (other than Holdings or any of its subsidiaries or Affiliates or any Affiliate Lender) to provide all or a portion of the Refinancing Term Loans (a “Refinancing Term Lender”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated a series (a “Series”) of Refinancing Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Term Loan Amendment and consistent with the provisions set forth in paragraph (a) above, be designated as an increase in any previously established Series of Refinancing Term Loans made to the Borrower.

(c)          Any Refinancing Term Loans shall be established pursuant to an amendment to this Agreement among the Loan Parties, the Agent and the Refinancing Term Lenders providing such Refinancing Term Loans (a “Refinancing Term Loan Amendment”), which shall be consistent with the provisions set forth in paragraph (a) above (but which shall not require the consent of any other Lender). Each Refinancing Term Loan Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto and may effect amendments to the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrower, to effect the provisions of this Section 2.23.

(d)          To the extent that any Refinancing Notes are established on terms consistent with the provisions set forth in paragraph (a) above, the Borrower and the Agent may prepare and execute technical amendments to this Agreement and the other Loan Documents to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Notes (and no consent of any other Lender shall be required), which shall be binding on the Lenders.

(e)          This Section 2.22 shall supersede anything in Section 10.09 to the contrary.

Section 2.23.         Incremental Term Facilities.

(a)          The Borrower may, by written notice to the Agent from time to time and on one or more occasions, request Incremental Term Commitments, in an aggregate principal amount not to exceed the Incremental Term Loan Amount at such time, from one or more financial institutions (which may include any existing Lender in such Lender’s sole discretion) that would be Eligible Assignees pursuant to Section 10.03(b) (other than Holdings or any of its subsidiaries or Affiliates or any Affiliate Lender) willing to provide such Incremental Term Loans. Each such notice shall set forth (i) the amount of the Incremental Term Commitments being requested, (ii) the date on which such Incremental Term Commitments are requested to become effective (the “Increased Amount Date”), and (iii) whether such Incremental Term Commitments are to be the same as the existing Commitments or commitments to make term loans with interest rates and/or amortization and/or maturity and/or other terms different from the existing Loans (the “Other Term Loans”). Each tranche of Incremental Term Loans shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $25,000,000; provided that such amount may be less than $25,000,000 if such amount represents all the remaining availability under the Incremental Term Loan Amount outstanding at such time. Notwithstanding anything to the contrary herein, the Borrower may request Incremental Term Commitments and may incur Incremental Term Loans pursuant thereto without regard to the Incremental Term Loan Amount to the extent the Net Cash Proceeds of such Incremental Term Loans are used substantially concurrently with the incurrence thereof to redeem, repurchase or otherwise discharge all or a portion of the 2017 Notes and to pay accrued and unpaid interest on such discharged 2017 Notes and related fees and expenses (including tender premium).

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(b)          The Borrower and each Incremental Term Lender shall execute and deliver to the Agent an agreement (an “Incremental Assumption Agreement”) and such other documentation as the Agent shall reasonably request to evidence the Incremental Term Commitment of such Incremental Term Lender, in each case in form and substance reasonably satisfactory to the Agent. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans; provided that (i) no existing Lender will be required to participate in any such Incremental Term Loan Facility without its consent, (ii) on the date of effectiveness of any Incremental Term Commitment and after giving effect to the making of such Incremental Term Loans, each of the conditions set forth in Sections 4.02(b) and 4.02(c) shall be satisfied, (iii) the final maturity date of any Other Term Loans shall be no earlier than the Maturity Date of the Initial Term Loans and the weighted average life to maturity of such Incremental Term Loan Facility shall be not shorter than the then remaining weighted average life to maturity of the Initial Term Loans, (iv) the Borrower is in compliance, on a Pro Forma Basis after giving effect to the incurrence of any such Incremental Term Loan Facility (and after giving effect to any acquisition consummated simultaneously therewith and all other appropriate pro forma adjustment events), with the covenant set forth in Section 6.11 recomputed as of the last day of the most recently ended fiscal quarter of Holdco for which financial statements are required to have been delivered pursuant to Section 5.01, (v) each Incremental Term Loan Facility will have the same guarantees as, and be secured on a pari passu basis by the same Collateral securing, the Initial Term Loan Facility, (vi) the interest rate margins and original issue discount or upfront fees (if any), interest rate floors (if any) and amortization schedule applicable to any Incremental Term Loan Facility shall be determined by the Borrower and the applicable Incremental Term Lenders; provided, that if the total yield (which shall, for such purposes only, be deemed to include all upfront or similar fees or original issue discount (in each case, equated to the interest rate based upon an assumed four-year life to maturity or, if shorter, the remaining life to maturity of the Initial Term Loan Facility) and any interest rate floor payable to the arrangers providing such Incremental Term Loan Facility in the initial primary syndication thereof but excluding any arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to such arrangers) of any Incremental Term Loan Facility exceeds the total yield (consistently determined) on the Initial Term Loan Facility by more than 50 basis points, then the applicable margins for the Initial Term Loan Facility shall be increased to the extent necessary so that the total yield (consistently determined) on the Initial Term Loan Facility is 50 basis points less than the total yield (consistently determined) on such Incremental Term Loan Facility (provided, that, if the Adjusted LIBO Rate or the Alternate Base Rate in respect of such Incremental Term Loan Facility includes a floor greater than the floor applicable to the Initial Term Loan Facility, then such excess amount shall be equated to interest rate for purposes of determining the total yield under such Incremental Term Loan Facility), and (vii) each Incremental Term Loan Facility shall be on terms and pursuant to documentation to be mutually agreed; provided, that to the extent such terms and documentation are not consistent with the Initial Term Loan Facility (except to the extent permitted above), such terms and documentation shall be reasonably satisfactory to the Agent.

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(c)          The Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Facility. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement and the other Loan Documents shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Commitments evidenced thereby. Any such amendment may be memorialized in writing by the Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto but shall not require the consent of any Lender other than the Incremental Term Lenders in respect of such Incremental Term Commitments.

(d)          This Section 2.23 shall supersede anything in Section 10.09 to the contrary.

Section 2.24.         Amend and Extend Transactions. (a) The Borrower may, by written notice to the Agent from time to time, request an extension (each, an “Extension”) of the Maturity Date of the Loans of any Class to the extended maturity date specified in such notice. Such notice shall set forth (i) the principal amount of the Loans to be extended (which shall be in minimum increments of $1,000,000 and a minimum amount of $25,000,000) and (ii) the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than ninety (90) days after the date of such Extension (or such longer or shorter periods as the Agent shall agree)). Each Lender of each applicable Class shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to, the Agent. If the aggregate principal amount of Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans requested to be extended by the Borrower pursuant to such Extension Offer, then the Loans of the applicable Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. It shall be a condition precedent to the effectiveness of any Extension that (a) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (b) the representations and warranties set forth in Article 3 and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Extension with the same effect as if made on and as of such date (unless such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects as of such specific date) and (c) the terms of such Extended Term Loans shall comply with Section 2.24(b).

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(b)          The terms of each Extension shall be determined by the Borrower and the applicable extending Lender and set forth in an Additional Credit Extension Amendment; provided that (i) the final maturity date of any Extended Term Loan shall be no earlier than the Maturity Date of the Class of Loans being extended, (ii) the weighted average life to maturity of the Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Class of Loans being extended, (iii) the Extended Term Loans will rank pari passu in right of payment and with respect to security with the existing Loans and the borrower and guarantors of the Extended Term Loans shall be the same as the borrower and guarantors with respect to the Loans, (iv) the interest rate margin, rate floors, fees, original issue discounts and premiums applicable to any Extended Term Loan shall be determined by the Borrower and the applicable extending Lender and (v) to the extent the terms of the Extended Term Loans are inconsistent with the terms set forth herein (except as set forth in clause (i) through (iv) above), such terms shall be identical to the existing Loans or otherwise reasonably satisfactory to the Agent.

(c)          In connection with any Extension, the Borrower, the Agent and each applicable extending Lender shall execute and deliver to the Agent an Additional Credit Extension Amendment and such other documentation as the Agent shall reasonably specify to evidence the Extension. The Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Additional Credit Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrower, to implement the terms of any such Extension Offer, including any amendments necessary to establish Extended Term Loans as a new class or tranche of Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Agent and the Borrower in connection with the establishment of such new class or tranche (including to preserve the pro rata treatment of the extended and non-extended classes or tranches, in each case on terms consistent with this Section 2.24).

(d)          This Section 2.24 shall supersede anything in Section 10.09 to the contrary.

Article 3
Representations and Warranties

In order to induce the Lenders to make Loans hereunder, the Loan Parties jointly and severally represent and warrant as follows:

Section 3.01.         Organization; Powers. Each Group Member is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

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Section 3.02.         Authorization; Enforceability. The Transactions are within the powers of each Group Member and have been duly authorized by all necessary actions. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to Legal Reservations.

Section 3.03.         Disclosure.

(a)          Each Group Member has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of Holdco or any of its Subsidiaries to the Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contained when furnished any material misstatement of fact or omitted when furnished to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date (it being understood that projections are inherently uncertain and that actual results may differ from the projections and such difference may be material).

Section 3.04.         Financial Condition; No Material Adverse Change.

(a)          The Holdco Group has furnished the Lenders with copies of the audited consolidated and consolidating financial statements of the Business for the fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012. Such financial statements present fairly, in accordance with GAAP, the financial condition and results of operations of the Business, on a consolidated basis as of such dates and for each such period; such financial statements disclose all liabilities, direct or contingent, of the Business, as of the date thereof required to be disclosed by GAAP; such financial statements were prepared in a manner consistent with GAAP.

(b)          No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2012.

Section 3.05.         Capitalization and Subsidiaries. Schedule 3.05 sets forth, as of the Closing Date, (a) a correct and complete list of the name and relationship to Holdco of each Group Member, (b) a true and complete listing of each class of authorized Equity Interests of each Group Member, of which all of such Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.05, and (c) the type of entity of each Group Member. All of such issued and outstanding Equity Interests have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable. Each of Holdco’s Domestic Subsidiaries is a Loan Party.

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Section 3.06.         Government Approvals; No Conflicts. The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made or as disclosed on Schedule 3.06(a) and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any material Requirement of Law (including, without limitation, Regulations T, U or X of the Board) applicable to any Group Member, (c) except as set forth on Schedule 3.06(c), to the knowledge of each Group Member, will not violate or result in a material default under any indenture, agreement or other instrument binding upon any Group Member or its assets, or give rise to a right thereunder to require any payment to be made by any Group Member, and (d) will not result in the creation or imposition of any Lien on any asset of any Group Member, except Liens created pursuant to the Loan Documents.

Section 3.07.         Compliance with Law; No Default.

(a)          Except for matters which could not reasonably be expected to have a Material Adverse Effect, each Group Member is in compliance with all material Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.

Section 3.08.         Litigation and Environmental Matters.

(a)          Other than as set forth on Schedule 3.08, there are no actions, suits or proceedings pending or, to the knowledge of each Group Member, threatened against or affecting the Holdco Group or any of its properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely and, if so determined adversely would have a Material Adverse Effect.

(b)          Except for matters which could not reasonably be expected to have a Material Adverse Effect (i) the operations of the Loan Parties comply in all material respects with all applicable Environmental Laws; (ii) to the knowledge of each Loan Party, none of the operations of the Loan Parties is the subject of any governmental investigation evaluating, or any third party claim regarding, a release of any Hazardous Materials into the environment; and (iii) to the knowledge of each Loan Party, the Loan Parties do not have any material Environmental Liability.

Section 3.09.         Insurance. All policies of insurance of any kind or nature owned by or issued to the Holdco Group, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, employee health and welfare, title, property and liability insurance, are or will be in full force and effect as of the Closing Date and at all times thereafter and are of a nature and provide such coverage as is sufficient for and customarily carried by companies of the size and character of the Business.

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Section 3.10.         Taxes. Each Group Member has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Group Member has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not could not reasonably be expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes.

Section 3.11.         Use of Proceeds. The proceeds of the Loans made on the Closing Date pursuant to Section 2.01(a) shall be used (a) on the Closing Date to repurchase a portion of the 2017 Notes and to pay accrued unpaid interest on such repurchased 2017 Notes and related fees and expenses (including tender premium) and (b) on one or more occasions following the Closing Date, to redeem, repurchase or otherwise discharge all or a portion of the remaining 2017 Notes and to pay accrued and unpaid interest on such redeemed, repurchased or discharged 2017 Notes and related fees and expenses (including tender premium); provided that not more than $95,000,000 of the proceeds of the Loans shall be retained by the Borrower after the Closing Date to be applied in accordance with clause (b); provided further that any proceeds not applied on the Closing Date in accordance with clause (a) shall be held by the Borrower in a segregated account pending application of such proceeds in accordance with clause (b). The proceeds of the Refinancing Term Loans made on the Second Refinancing Term Loan Effective Date pursuant to the Second Refinancing Term Loan Amendment shall be used on the Second Refinancing Term Loan Effective Date, together with cash on hand at the Borrower and the Guarantors, to prepay in full all Initial Term Loans outstanding hereunder as of the Second Refinancing Term Loan Effective Date (immediately prior to giving effect to the Second Refinancing Term Loan Amendment) and all other Obligations in respect thereof. The proceeds of the Additional Term Loans (as defined in the Second Refinancing Term Loan Amendment) shall be used for the general corporate purposes of the Borrower and its Subsidiaries.

Section 3.12.         Labor Relations.

(a)          Except as disclosed on Schedule 3.12(a), no Group Member is presently a party to any collective bargaining agreement or other similar contract.

(b)          Except as disclosed on Schedule 3.12(b) and for matters which, in the aggregate, if determined adversely to the Holdco Group, would not have a Material Adverse Effect, there is not presently pending and, to the best knowledge of each Group Member, there is not threatened any of the following:

(i)          any strike, slowdown, picketing, work stoppage or other labor dispute;

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(ii)         any proceeding against or affecting the Holdco Group relating to the alleged violation of any applicable law pertaining to labor relations or before the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Holdco Group;

(iii)        any lockout of any employees by any Group Member;

(iv)        any application for the certification of collective bargaining representation; or

(v)         any failure by any Group Member to comply with all applicable law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

Section 3.13.         ERISA. No ERISA Event has occurred or is reasonably expected to occur that, together with all other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

Section 3.14.         Investment Company Status. No Loan Party and no Subsidiary of a Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.15.         Properties.

(a)          As of the Closing Date, Schedule 3.15(a) sets forth the address of each parcel of real property that is owned or leased by each Loan Party and, in the case of each leased real property, lists the applicable leases, subleases, and any amendments, supplements or modifications thereof, and all recorded copies, memoranda, short forms and all nondisturbance agreements relating thereto. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists, except, in each case, as could not reasonably be expected to have a Material Adverse Effect. Each Group Member has good and indefeasible title to, or valid leasehold interests in, all its real and personal property, free of all Liens other than those permitted by Section 6.01, except where the failure to have such good and indefeasible title or such valid leasehold interests could not reasonably be expected to have a Material Adverse Effect.

(b)          Each Group Member owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property necessary to its business as currently conducted. To the best of each Group Member’s knowledge, the conduct of the business of the Holdco Group does not infringe in any material respect upon the intellectual property rights of any other Person.

Section 3.16.         Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date, each Loan Party will be Solvent.

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Section 3.17.         Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the benefit of the Agent and the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Liens of the type described in clauses (i), (ii), (iii) or (iv) of the definition of Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Agent and the Secured Parties pursuant to any applicable law, (b) to the extent applicable, Liens created under (x) the Other Secured Documents and (y) the documents governing any Indebtedness incurred pursuant to Section 6.03(b)(iii) or Section 6.03(p)(ii), in each case to the extent such Indebtedness and Liens are permitted hereunder and (c) Liens perfected only by possession (including possession of any certificate of title) to the extent the Agent has not obtained or does not maintain possession of such Collateral.

Section 3.18.         Margin Stock. No Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying “margin stock” within the meaning of Regulation U of the Board. “Margin stock” within the meaning of Regulation U of the Board does not constitute more than 25% of the value of the consolidated assets of the Loan Parties. No proceeds of any Loans made hereunder will be used for any purpose that violates Regulation U or Regulation X of the Board.

Section 3.19.         Economic Sanctions. (a) No Group Member nor, to the knowledge of Holdco or the Borrower, any director, officer, employee, agent or affiliate of any Group Member is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(b)          The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, underwriter, advisor, investor, or otherwise).

Section 3.20.         Anti-Corruption. No Group Member nor, to the knowledge of Holdco or the Borrower, any director, officer, agent, employee or other person acting on behalf of any Group Member is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption law; and the Loan Parties have instituted and maintain policies and procedures designed to ensure continued compliance therewith. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of the FCPA or any other applicable anti-corruption law.

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Section 3.21.         Money-Laundering and Counter-Terrorist Financing Laws. Each Loan Party is in compliance, in all material respects, with the Patriot Act and all other applicable anti-money laundering and counter-terrorist financing laws and regulations.

Article 4
Conditions of Lending

Section 4.01.         Conditions to Effectiveness. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.09).

(a)          Loan Agreement and Loan Documents. The Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the other Loan Documents (or, in the case of the Term Intercreditor Agreement and the ABL Intercreditor Agreement, supplements or joinders thereto), other than the Account Control Agreements (which shall be required to be delivered as set forth in the Security Agreement) and such other certificates, documents, instruments and agreements as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, together with (in each case subject to the Term Intercreditor Agreement) (i) any pledged Collateral (together with undated stock powers or note powers, as applicable, executed in blank) required to be delivered thereunder, (ii) all documents, certificates, forms and filing fees that the Agent may deem reasonably necessary to perfect and protect the Liens and security interests created under the Security Documents, including, without limitation, financing statements in form and substance reasonably acceptable to the Agent, as may be required to grant, continue and maintain an enforceable security interest in the Collateral (subject to the terms hereof and of the other Loan Documents) in accordance with the Uniform Commercial Code as enacted in all relevant jurisdictions and (iii) the perfection certificate attached as an exhibit to the Security Agreement.

(b)          Supporting Documents. The Agent shall have received for each of the Loan Parties:

(i)          a copy of such entity’s certificate of incorporation or formation, as amended, certified as of a date within 90 days of the Closing Date by the Secretary of State of the state of its incorporation or formation;

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(ii)         a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State; and

(iii)        a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loans hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company operating agreement of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors or managers of that entity authorizing the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the Liens contemplated hereby and by the Security Documents, (C) that the certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii).

(c)          Mortgages, etc. The Agent shall have received, (i) with respect to each parcel of real property set forth in Schedule 4.01(c) (each, a “Mortgaged Property”), each of the following, in form and substance reasonably satisfactory to the Agent:

(ii)         a Mortgage on such property;

(iii)        evidence that a counterpart of the Mortgage has been delivered to the applicable title insurance company for recording in the place necessary, in the Agent’s judgment, to create a valid and enforceable second priority Lien in favor of the Agent for the benefit of itself and the Lenders; provided that the title insurance company has issued its title insurance policy to the Agent in a New York style closing;

(iv)        ALTA loan title policy issued by a title insurance company and reinsured in an amount and by title insurance companies all reasonably satisfactory to the Agent;

(v)         an ALTA survey prepared and certified to the Agent by a surveyor reasonably acceptable to the Agent or otherwise sufficient for the title insurance company to omit the survey exception from the ALTA loan title policy;

(vi)        an opinion of counsel in the state in which such Mortgaged Property is located from counsel reasonably satisfactory to the Agent;

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(vii)       in order to comply with the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System) (“Flood Laws”), the following documents: (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if any improvements to the applicable real property are located in a special flood hazard area, a notification to the Borrower (“Borrower Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (C) documentation evidencing the Borrower’s receipt of the Borrower Notice, and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Agent (any of the foregoing being “Evidence of Flood Insurance”); and

(viii)      such other information, documentation, and certifications as may be reasonably required by the Agent.

Notwithstanding the foregoing, with respect to the documents and actions listed in this Section 4.01(c) that are not available to be delivered or able to be taken on or prior to the Closing Date notwithstanding the Borrower’s use of commercially reasonable efforts to do so, the delivery of such documents and the taking of such actions shall not be a condition precedent to the effectiveness of the obligations of the Lenders to make Loans hereunder.

(d)          Opinion of Counsel. The Agent and the Lenders shall have received the favorable written opinion of Lowenstein Sandler LLP, counsel to the Loan Parties, dated the date of the Closing Date, substantially in the form of Exhibit B.

(e)          Solvency. The Agent shall have received a certificate from a Financial Officer of Holdco in form, scope and substance reasonably satisfactory to Agent, with appropriate attachments and demonstrating that after giving effect to the Transactions and other transactions contemplated to occur in connection therewith, the Holdco Group, on a consolidated basis, is Solvent.

(f)          Governmental Approvals; Consents. All material governmental and third party consents and approvals with respect to the credit facility extended pursuant to this Agreement to the extent required shall have been obtained, all applicable appeal periods shall have expired and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the credit facility extended pursuant to this Agreement.

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(g)          Insurance. The Agent shall have received (i) evidence that all insurance required to be maintained pursuant to Section 5.04(a) has been obtained and (ii) certificates of insurance naming the Agent as a loss payee or additional insured under each insurance policy maintained pursuant to Section 5.04(a) covering damage to or theft of any Collateral, as required by Section 5.04(b).

(h)          Environmental Matters. To the extent same have been delivered to the administrative agent in respect of the Revolving Credit Facility Agreement, the Agent shall have received Phase I environmental review reports with respect to each of the Mortgaged Properties, which review reports shall be reasonably satisfactory in form and substance to the Agent. Upon request, the Loan Parties will inform the Agent or any Lender in writing about the Loan Parties’ plans with respect to any hazards or liabilities identified in any such environmental review reports. The Agent shall be reasonably satisfied that the Loan Parties are in compliance in all material respects with all applicable Environmental Laws applicable to the Mortgaged Properties and have made adequate provision for the costs of maintaining such compliance.

(i)          Patriot Act. At least five Business Days prior to the Closing Date, the Arrangers shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

(j)          Payment of Fees and Expenses. The Borrower shall have paid to the Agent and the Arrangers all fees due on the Closing Date under and pursuant to this Agreement, the Fees referred to in Section 2.18 and fees and expenses of counsel to the Agent as to which invoices have been issued.

(k)          Amendment to Revolving Credit Facility Agreement. The Agent shall be reasonably satisfied that the Revolving Credit Facility Agreement shall have been amended to permit the Indebtedness incurred hereunder and the Liens granted to secure the Obligations hereunder.

(l)          The Agent shall have received evidence that the issuers of the 2017 Notes shall have accepted for payment, pursuant to the related tender offer, not less than $275,992,000 aggregate principal amount of 2017 Notes and shall be reasonably satisfied that such issuers shall deliver to the trustee with respect to the 2017 Notes a notice of redemption in respect of not less than $43,000,000 aggregate principal amount of 2017 Notes in accordance with Sections 3.03 and 3.05 of the Secured Notes Indenture not later than one Business Day following the Closing Date.

Section 4.02.         Conditions Precedent to each Loan. The obligation of the Lenders to make each Loan hereunder is subject to the satisfaction (or waiver in accordance with Section 10.09) of the following conditions precedent:

(a)          Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.02.

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(b)          Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing with the same effect as if made on and as of such date (unless such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects as of such specific date).

(c)          No Default. On the date of each Borrowing hereunder, no Default or Event of Default shall have occurred and be continuing.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

Article 5
Affirmative Covenants

Until the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Loan Parties jointly and severally covenant and agree with the Lenders that:

Section 5.01.         Financial Statements and Other Information. The Borrower will furnish to the Agent (which will promptly furnish such information to each Lender):

(a)          as soon as available and in any event within 90 days after the end of each fiscal year of Holdco, the audited consolidated and unaudited consolidating balance sheets of the Holdco Group and related consolidated and consolidating statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, such consolidated statements reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Holdco Group on a consolidated basis in accordance with GAAP consistently applied.

(b)          as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdco, the consolidated and consolidating balance sheets of the Holdco Group and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of Holdco as presenting fairly in all material respects the financial condition and results of operations of the Holdco Group on a consolidated basis in accordance with GAAP consistently applied subject to normal year-end audit adjustments and the absence of footnotes;

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(c)          concurrently with any delivery of financial statements under (a) or (b) above, (X) a comparison of the actual performance for the period to which such financial statements relate to the actual performance for the corresponding period of the prior fiscal year and the projected performance for that period, (Y) commentary on the financial performance of the Holdco Group for the period to which such financial statements relate and any material developments affecting the Holdco Group and (Z) a certificate of a Financial Officer of Holdco in substantially the form of Exhibit F (i) certifying that no Default or Event of Default has occurred, or, if such a Default or Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in detail reasonably satisfactory to the Agent demonstrating compliance with the provisions of Section 6.11;

(d)          as soon as available, but in any event not more than 30 days following the end of each fiscal year of Holdco, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Holdco Group for each quarter of the upcoming fiscal year in form reasonably satisfactory to the Agent;

(e)          [Reserved];

(f)          promptly after the receipt thereof by Holdings or any Group Member (but subject to any limitations on disclosure thereof imposed upon such Person by its certified public accountants), a copy of any “management letter” (whether in final or draft form) received by any such Person from its certified public accountants and the management’s response thereto;

(g)          promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and

(h)          promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdco Group, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any Lender, may reasonably request.

Section 5.02.         Notices of Material Events. The Borrower will furnish to the Agent (which will promptly furnish such information to each Lender) prompt notice of the following:

(a)          the occurrence of any Default;

(b)          receipt of any notice of any investigation by any Governmental Authority or any litigation or proceeding commenced or threatened against any Group Member that (i) seeks damages in excess of $15,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Group Member, (v) with respect to any Mortgaged Property, alleges a material violation of, or seeks remediation or other compliance measures of a material nature pursuant to, any Environmental Laws, (vi) contests any tax, fee, assessment, or other governmental charge in excess of $15,000,000, or (vii) involves any product recall that results in, or could reasonably be expected to result in, a Material Adverse Effect;

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(c)          as soon as available and in any event (A) within 30 days after a Loan Party or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of such Loan Party or such ERISA Affiliate has occurred and (B) within 10 days after a Loan Party or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing the full details of such Termination Event;

(d)          the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Holdco Group in an aggregate amount exceeding $15,000,000;

(e)          promptly and in any event within 10 days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC’s intention to terminate any Single Employer Plan of such Loan Party or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

(f)          if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of any Loan Party or any of its ERISA Affiliates;

(g)          within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of any Loan Party or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed;

(h)          promptly and in any event within 10 days after receipt thereof by any Loan Party or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by any Loan Party or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent within the meaning of Title IV of ERISA or is in “endangered status” or “critical status” (as defined in Section 305(b) of ERISA), (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by any Loan Party or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

(i)          any other development that results in, or could reasonably expected to result in, a Material Adverse Effect; and

(j)          the application of any Applicable Amount.

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Section 5.03.         Existence; Conduct of Business. Each Group Member will (i) do or cause to be done (A) all things necessary to preserve, renew and keep in full force and effect its legal existence and (B) all commercially reasonable things necessary to preserve, renew and keep in full force and effect the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits necessary and material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02 and (ii) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, except in each case where the failure to do so (x) is no longer necessary, in the reasonable judgment of Holdco and (y) could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.04.         Insurance. (a) Each Group Member will maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (i) insurance in such amounts (with no greater risk retention) and against such risks and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Security Documents. The Loan Parties will furnish to the Agent, upon request of the Agent, information in reasonable detail as to the insurance so maintained.

(b)          The Borrower will cause the Agent to at all times be named as loss payee or an additional insured (but without any liability for any premiums) under each insurance policy maintained pursuant to Section 5.04(a) covering physical damage to or theft of any Collateral. The requirement set forth in the preceding sentence is subject to the terms of the ABL Intercreditor Agreement and the Term Intercreditor Agreement.

Section 5.05.         Payment of Obligations. Each Group Member will pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Group Member has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.06.         Compliance With Laws. Each Group Member will comply with all Requirements of Law applicable to it or its property (including Patriot Act, margin regulations and laws applicable to sanctioned persons), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.07.         Maintenance of Properties. Each Group Member will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

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Section 5.08.         Books and Records; Inspection Rights. Each Group Member will:

(a)          maintain or cause to be maintained at all times true and complete books and records in a manner consistent with GAAP of their operations; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may upon reasonable prior notice examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Loan Parties to the Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement.

(b)          permit any representatives designated by the Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender (including employees of the Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including, with respect to all Mortgaged Properties, environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Loan Parties acknowledge that the Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Agent and the Lenders.

(c)          grant the Agent access to and the right to inspect all final reports, final audits and other similar internal information of the Holdco Group relating to environmental matters upon reasonable notice, and obtain any third party verification of matters relating to compliance with Environmental Laws and regulations reasonably requested by the Agent at any time and from time to time; provided, however, that access to materials protected by attorney-client privilege need not be provided.

Section 5.09.         Additional Guarantors and Collateral; Further Assurances.

(a)          Subject to applicable law, Holdco shall cause each of its Domestic Subsidiaries formed or acquired after the date of this Agreement to become a Loan Party by executing the Joinder Agreement set forth as Exhibit G (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person (i) shall automatically become a Subsidiary Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) execute supplements to the Security Documents pursuant to which it will grant Liens to the Agent, for the benefit of the Agent and the Lenders, in any and all property of such Subsidiary Guarantor to the extent provided for in the Security Documents, including a Mortgage on the interest of such Subsidiary Guarantor in each real property located in the United States owned or leased by it (subject to Section 5.09(d) and Section 5.09(e)).

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(b)          Each Loan Party will cause (i) 100% of the issued and outstanding Equity Interests, if any, in each Domestic Subsidiary directly owned by it and (ii) 65% of the issued and outstanding Equity Interests, if any, entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests, if any, not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) in each Foreign Subsidiary directly owned by it to be subject at all times to a perfected Lien in favor of the Agent pursuant to the terms and conditions of the Security Documents.

(c)          Without limiting the foregoing, each Loan Party shall, and shall cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages, title insurance policies, surveys, legal opinions and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Security Documents, all at the expense of the Loan Parties.

(d)          If any material assets (including any real property located in the United States having a fair market value in excess of $1,000,000 (as reasonably determined by the Borrower) or improvements thereto or any interest therein) are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under an existing Security Document that become subject to a Lien in favor of the Agent upon acquisition thereof), such Loan Party will notify the Agent thereof, and, if requested by the Agent or the Required Lenders, will cause such assets to be subjected to a Lien securing the Secured Obligations and will take such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(e)          The obligations of the Loan Parties pursuant to the foregoing provisions of Section 5.09(a) with respect to real property leased but not owned by them are limited to such leasehold interests as the Agent may determine in its Permitted Discretion to be of material value as Collateral; provided that any leasehold interest with a fair market value not in excess of $1,000,000 (as reasonably determined by the Borrower) shall not be deemed to be of material value as Collateral. With respect to (i) any such leasehold interests which the Agent may so determine to be of material value as Collateral, and (ii) the leasehold interests listed on Schedule 5.09(e), the applicable Loan Party (A) shall use commercially reasonable efforts to obtain from the landlord under the applicable lease a Landlord Consent and Agreement (with a consent by the landlord’s mortgagee, if applicable) (x) consenting to a Mortgage of the leasehold interest to the Agent, (y) agreeing to provide to the Agent notice of and an opportunity to cure tenant defaults under the lease, and (z) agreeing that, in the event of the termination of the lease, the landlord will grant a new lease, all substantially in the form of Exhibit H, including specifically Sections 4, 7 and 8 thereof, with such changes as are satisfactory to the Agent in its Permitted Discretion; and (B) if the landlord consents to a Mortgage of the leasehold interest to the Agent as aforesaid or such Mortgage is otherwise permitted and will not cause a default or event of default under the lease, shall cause such leasehold interest to be mortgaged to the Agent pursuant to Section 5.09(c).

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Section 5.10.         Maintenance Of Flood Insurance. With respect to any improved real property subject to a Mortgage, if at any time the area in which the buildings and other improvements (as described in the applicable Mortgage) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Agent may from time to time reasonably require, and otherwise to ensure compliance with the NFIP as set forth in the Flood Laws. Following the Closing Date, the Borrower shall deliver to the Agent annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy, as applicable. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall cause to be delivered to the Agent for any Mortgaged Property, a Flood Determination Form, Borrower Notice and Evidence of Flood Insurance, as applicable.

Section 5.11.         Post-Closing Matters. (a) With respect to the documents and actions listed in Section 4.01(c) that are not delivered or taken on or prior to the Closing Date, (x) the Borrower shall use commercially reasonable efforts to cause such documents to be delivered and actions to be taken within thirty (30) days (or such later date as the Agent may agree in its reasonable discretion) and (y) the Lenders hereby consent to such post-closing period notwithstanding anything to the contrary in the ABL Intercreditor Agreement.

(b)          The Borrower shall cause the issuers of the 2017 Notes to deliver a notice of redemption in respect of not less than $43,000,000 aggregate principal amount of 2017 Notes not later than one Business Day following the Closing Date.

(c)          The Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent a Dutch law share pledge over 65% of the Equity Interests of Tower Automotive Holdings III Cooperatie U.A. not later than 90 days following the Closing Date (or such later date as the Agent shall agree in its discretion).

Section 5.12.         Ratings. The Loan Parties shall use commercially reasonable efforts to obtain and maintain (a) a public corporate credit rating (but not a particular rating) from S&P and a public corporate family rating (but not a particular rating) from Moody’s, in each case in respect of the Borrower and (b) a public rating (but not a particular rating) in respect of the Loans from each of S&P and Moody’s.

Article 6
Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

Section 6.01.         Liens. No Group Member will create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, other than:

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(a)          Liens on any property or any assets of any Group Member existing on the Closing Date as reflected on Schedule 6.01; provided that (i) such Lien shall not apply to any other property or asset of such Group Member (other than after acquired property affixed thereto or incorporated therein and proceeds or products thereof) and (ii) such Lien shall secure only those obligations which it secures on the date hereof and Permitted Refinancing Indebtedness with respect thereto;

(b)          Liens created pursuant to the Loan Documents or the Secured Notes Documents;

(c)          Permitted Liens;

(d)          Liens on fixed or capital assets acquired, constructed, repaired or improved by any Group Member; provided that (i) such security interests secure Indebtedness permitted by Section 6.03(d), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (iii) such security interests shall not apply to any other property or assets of such Group Member;

(e)          Liens arising from precautionary UCC financing statements regarding operating leases;

(f)          Liens existing on any property or asset prior to the acquisition thereof by any Group Member (including, without limitation, in connection with a Permitted Acquisition) or existing on any property or asset of any Person that becomes a Group Member after the date hereof prior to the time such Person becomes a Group Member; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Group Member, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Group Member (other than after acquired property affixed thereto or incorporated therein and proceeds or products thereof) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Group Member, as the case may be and Permitted Refinancing Indebtedness with respect thereto;

(g)          Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(h)          Liens securing obligations owing to a Group Member;

(i)          Liens on property of any Foreign Subsidiary, which Liens secure Indebtedness of the applicable Foreign Subsidiary permitted under Section 6.03(g);

(j)          Liens on property (i) of any Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Subsidiary permitted under Section 6.03 (other than Section 6.03(g));

(k)          [Reserved];

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(l)          other Liens so long as neither the value of the property subject to such Liens, nor the Indebtedness and other obligations secured thereby, exceed $50,000,000 in the aggregate;

(m)          Liens on the Collateral securing Indebtedness permitted under Section 6.03(b)(iii) or Section 6.03(o); provided that such Liens shall rank pari passu with the Liens on the Collateral securing the Obligations pursuant to the Term Intercreditor Agreement and the ABL Intercreditor Agreement (or one or more other customary intercreditor agreements reasonably satisfactory to the Agent);

(n)          Liens on the Collateral securing (A) Indebtedness permitted under Section 6.03(p) and (B) Indebtedness permitted under Section 6.03(e) to the extent constituting Banking Services Obligations (as defined in the Revolving Credit Facility Agreement) and Indebtedness permitted under Section 6.03(f) to the extent constituting Secured Hedging Obligations (as defined in the Revolving Credit Facility Agreement); provided that (x) such Liens on ABL Priority Collateral (as defined in the ABL Intercreditor Agreement) may rank prior to the Liens on such ABL Priority Collateral securing the Obligations and such Liens on Term Priority Collateral (as defined in the ABL Intercreditor Agreement) shall rank junior to the Liens on such Term Priority Collateral securing the Obligations, in each case pursuant to the ABL Intercreditor Agreement (or another customary intercreditor agreement reasonably satisfactory to the Agent).

Section 6.02.         Fundamental Changes.

(a)          No Group Member will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into Holdco in a transaction in which Holdco is the surviving corporation; (ii) any Group Member (other than Holdco) may merge into any other Group Member in a transaction in which the surviving entity is a Group Member (provided that if any party to any such transaction is (A) a Loan Party, the surviving entity of such transaction shall be a Loan Party, (B) a Domestic Subsidiary, the surviving entity of such transaction shall be a Domestic Subsidiary and (C) the Borrower, the surviving entity of such transaction shall be the Borrower); (iii) any Subsidiary (other than the Borrower) may liquidate or dissolve if Holdco determines in good faith that such liquidation or dissolution is in the best interests of the Holdco Group and is not materially disadvantageous to the Lenders; and (iv) any Permitted Acquisition or disposition permitted by Section 6.06 may be effected by way of a merger or consolidation of a Subsidiary.

(b)          [Reserved].

(c)          Holdco will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of Foreign Holdco and the Domestic Subsidiaries and activities incidental thereto. Foreign Holdco will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Foreign Subsidiaries and activities incidental thereto.

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Section 6.03.         Indebtedness. No Group Member will create, incur or suffer to exist any Indebtedness, except:

(a)          Indebtedness existing on the First Refinancing Term Loan Effective Date and set forth on Schedule 6.03 and Permitted Refinancing Indebtedness with respect thereto and certain intercompany indebtedness set forth on Schedule 6.03 under the title “Closing Date Intercompany Indebtedness” existing on the Closing Date and Permitted Refinancing Indebtedness with respect thereto, provided that such refinancing is limited to other intercompany debt;

(b)          (i) Indebtedness under the Loan Documents (including under any Refinancing Term Loan Facility), (ii) Indebtedness under the L/C Facility Documents in an aggregate principal amount not to exceed $44,500,000 and any Permitted Refinancing Indebtedness in respect thereof or in respect of any Permitted Refinancing Indebtedness incurred under this clause (ii), and (iii) Indebtedness under any Refinancing Notes and any Permitted Refinancing Indebtedness in respect thereof or in respect of any Permitted Refinancing Indebtedness incurred under this clause (iii);

(c)          Indebtedness of any Subsidiary to Holdco or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to Holdco or any Subsidiary that is a Loan Party shall be subject to Section 6.05 and (ii) Indebtedness of any Subsidiary that is a Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d)          (i) Indebtedness incurred subsequent to the Closing Date secured by purchase money Liens (including Capitalized Leases), (ii) Indebtedness of a Person that becomes a Group Member after the Closing Date, provided that such Indebtedness is not created in contemplation thereof, and (iii) Permitted Refinancing Indebtedness in respect of Indebtedness described in (i) and (ii), in an aggregate amount for (i), (ii) and (iii) not to exceed $50,000,000;

(e)          Indebtedness owed to any bank in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

(f)          Indebtedness incurred in connection with foreign exchange contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign exchange rates and interest rate swap, cap or collar agreements and interest rate future or option contracts designed to hedge against fluctuations in foreign interest rates, in each case to the extent that such agreement or contract is entered into in the ordinary course of business;

(g)          Indebtedness of Foreign Subsidiaries not otherwise described herein, not exceeding the aggregate principal amount of €100,000,000 or the equivalent of such amount at any one time outstanding;

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(h)          Indebtedness consisting of (i) Guarantees by any Loan Party of the Indebtedness of any other Loan Party, (ii) Guarantees by any Group Member that is not a Loan Party of the Indebtedness of any other Group Member that is not a Loan Party, or (iii) to the extent permitted by Section 6.05, Guarantees by any Loan Party of the Indebtedness of any other Group Member, in each case to the extent the Indebtedness so guaranteed is permitted under the Agreement;

(i)           in each case to the extent (if any) that such obligations constitute Indebtedness, (i) customary indemnification obligations, purchase price or other similar adjustments in connection with acquisitions and dispositions permitted under the Agreement, (ii) reimbursement or indemnification obligations owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, (iii) obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the ordinary course of business, (iv) obligations for deferred payment of insurance premiums, (v) take-or-pay obligations contained in supply arrangements; provided, in each case, that such obligation arises in the ordinary course of business and not in connection with the obtaining of financing;

(j)           Indebtedness in an aggregate principal amount not in excess of $15,000,000 at any time consisting of promissory notes to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests;

(k)          Indebtedness in an aggregate principal amount not in excess of $15,000,000 at any time consisting of obligations under deferred compensation or other similar arrangements incurred in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(l)           Indebtedness supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit;

(m)          other Indebtedness of the Holdco Group in an aggregate principal amount not in excess of $50,000,000 at any time;

(n)          so long as at the time and after giving effect thereto, the Incurrence Test is met, other Indebtedness of any Loan Party;

(o)          Indebtedness incurred under the Secured Notes Indenture and outstanding on the Closing Date; and

(p)          (i) Indebtedness incurred under the Revolving Credit Facility Loan Documents and (ii) Permitted Refinancing Indebtedness incurred to Refinance Indebtedness permitted pursuant to the preceding clause (i) or this clause (ii).

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Section 6.04.         Sale and Lease-Back Transactions. No Group Member will enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal or mixed, used or useful in its business, whether now owned or hereafter required, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale of such property is permitted by Section 6.06 and (b) any Capitalized Leases or Liens arising in connection therewith are permitted by Section 6.01 and Section 6.03.

Section 6.05.         Investments, Loans and Advances. No Group Member will purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances or capital contributions to, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing, “Investments”), except:

(a)          (i) Investments by Holdco and the Subsidiaries existing on the Closing Date in the Equity Interests of the Subsidiaries and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 6.05) and (ii) additional Investments by Holdco and the Subsidiaries in the Borrower and the Subsidiaries; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Documents (subject to (x) the limitation referred to in Section 5.09(b) in the case of any Foreign Subsidiary and (y) customary prohibitions contained in the applicable joint venture agreements in the case of non-Subsidiary joint ventures), (B) the aggregate amount of Investments by Loan Parties in Subsidiaries that are not Subsidiary Guarantors shall not exceed $125,000,000 at any time outstanding less the amount of Investments made pursuant to clause (o) of this Section 6.05 and (C) if such Investment shall be in the form of a loan or advance by a Loan Party, such loan or advance shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(b)          Permitted Investments;

(c)          Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers, licensors, licensees and suppliers, in each case in the ordinary course of business;

(d)          loans and advances in the ordinary course of business to employees, officers and directors so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,000,000;

(e)          Permitted Acquisitions;

(f)          Investments existing on the Closing Date as set forth on Schedule 6.05 and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 6.05);

(g)          extensions of trade credit in the ordinary course of business;

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(h)          Investments made as a result of the receipt of non-cash consideration from a sale, transfer or other disposition of any asset in compliance with Section 6.06;

(i)           intercompany loans and advances to Holdings to the extent that Holdco may pay dividends to Holdings pursuant to Section 6.07 (and in lieu of paying such dividends); provided that such intercompany loans and advances (i) shall be made for the purposes, and shall be subject to all the applicable limitations set forth in, Section 6.07 and (ii) if made by a Loan Party, shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(j)           notes from employees of Holdco and its Subsidiaries in connection with such employees’ acquisition of shares of Holdings common Equity Interests so long as no cash is actually advanced by Holdings or any of its Subsidiaries in connection with any such acquisition;

(k)          additional Investments by Holdco and its Subsidiaries, so long as such Investments are made with the proceeds of any substantially contemporaneous issuance of Equity Interests by Holdco or any direct or indirect parent of Holdco to the extent such proceeds shall have actually been received by Holdco;

(l)           Investments of any Person existing at the time such Person becomes a Subsidiary of Holdco or consolidates or merges with Holdco or any of its Subsidiaries (including, without limitation, in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(m)         investments in the ordinary course of business consisting of endorsements for collection or deposit;

(n)          in addition to Investments permitted by paragraphs (a) through (m) above and (o) below, (i) additional Investments by Holdco and the Subsidiaries so long as the aggregate amount invested, loans or advanced pursuant to this paragraph (n) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $75,000,000 in the aggregate and (ii) so long as no Default or Event of Default exists at the time of the making of any such Investment or would result therefrom, Investments in an aggregate amount that does not exceed the Applicable Amount as in effect immediately prior to the time of making of such Investment; and

(o)          Investments in non-Subsidiary joint ventures up to an aggregate amount of (i) $125,000,000 less (ii) the amount of Investments made as described in part (B) of the proviso to clause (a) of this Section 6.05.

Section 6.06.         Disposition of Assets. No Group Member will sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary), except for:

(a)          sales of inventory, fixtures and equipment in the ordinary course of business;

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(b)         dispositions of surplus, obsolete, negligible or uneconomical assets including plants currently shut down or shut down in the future;

(c)          intercompany sales or other intercompany transfers of assets among Group Members all of which are Loan Parties, none of which are Loan Parties, from Group Members which are not Loan Parties to Group Members that are Loan Parties and other intercompany transfers in an aggregate amount not to exceed $25,000,000 from Group Members that are Loan Parties to Group Members that are not Loan Parties;

(d)          each of Holdco and its Subsidiaries may sell, discount, or otherwise dispose of accounts receivable in connection with the compromise or collection thereof, and not as part of any transaction, the primary purpose of which is to provide financing for Holdco and its Subsidiaries;

(e)          each Foreign Subsidiary may sell, discount or otherwise dispose of accounts receivable in connection with any transaction, the primary purpose of which is to provide financing for such Foreign Subsidiary, provided that the aggregate amount of all such financings shall not exceed a principal amount of €65,000,000, or the equivalent of such amount, at any one time outstanding; provided, further, that the amount of any such financing shall be deemed to be Indebtedness hereunder and shall not exceed the total amount of Indebtedness permitted to be incurred pursuant to Section 6.03(g);

(f)          each of Holdco and its Subsidiaries may grant licenses, sublicenses, leases or subleases in the ordinary course of business to other Persons not materially interfering with the conduct of the business of Holdco or any of its Subsidiaries, in each case so long as no such grant would adversely affect any Collateral or the Agent’s rights or remedies with respect thereto;

(g)          sales, transfers and dispositions of (i) Investments (excluding Investments in the Equity Interests of any Subsidiary) permitted by clauses (b), (c), (k), (n) and (o) of Section 6.05 and (ii) other Investments to the extent required by or made pursuant to customary buy/sell arrangements made in the ordinary course of business between the parties to agreements related thereto; provided, in each case, that such sales, transfer or dispositions are made for fair value and for at least 80% cash consideration;

(h)          dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Group Member or its Subsidiaries;

(i)          sales, transfers and dispositions to the extent necessary to effect a transaction otherwise permitted under Section 6.02; provided that if in connection with such transaction the direct or indirect interest of Holdco in a Group Member is reduced, such transaction shall be treated as a disposition of such interest to the extent of such reduction for purposes of this Section 6.06 which is permitted if and only if permitted by a clause other than this clause (i);

(j)          Specified Dispositions;

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(k)          sales in arm’s length transactions, at fair market value and for at least 80% cash consideration, in an aggregate amount not to exceed $100,000,000; and

(l)          other sales of assets having a fair market value not in excess of $35,000,000 in the aggregate.

Section 6.07.         Restricted Payments; Restrictive Agreements. (a) No Group Member will declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any of Holdco’s Subsidiaries may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Default shall have occurred and be continuing or would result therefrom, Holdco may, or may make distributions to Holdings so that Holdings may, repurchase its Equity Interests owned by employees, officers, directors or consultants of Holdings, Holdco or the Subsidiaries or make payments to employees, officers, directors or consultants of Holdings, Holdco or the Subsidiaries in connection with the exercise of stock options (including for purposes of paying tax withholding applicable to stock option exercises), stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death, disability, retirement or termination of such employees in an amount not to exceed $65,000,000 in aggregate (plus the amount of Net Cash Proceeds (x) received by Holdco subsequent to the Closing Date from sales of Equity Interests of Holdco or, to the extent contributed to Holdco, any of Holdco’s direct or indirect parents, to directors, consultants, officers or employees of Holdco, any of its Subsidiaries or any direct or indirect parent of Holdco in connection with permitted employee compensation and incentive arrangements and (y) of any key-man life insurance policies received by Holdco or its Subsidiaries), (iii) Holdco may make Restricted Payments to Holdings (x) in an amount not to exceed, when taken together with the aggregate amount of all loans or advances made pursuant to Section 6.05(i) for such purposes, $1,000,000 in any fiscal year to the extent necessary to pay general corporate and overhead expenses incurred by Holdings in the ordinary course of business and (y) in an amount necessary to pay Holdings’ Tax liabilities (in an assumed amount equal to the hypothetical tax liability of the holders of Equity Interests in Holdings, calculated at the maximum combined net Federal, State and local income tax rate applicable to any holder of an Equity Interest in Holdings, in respect of the net taxable income of the Holdco Group); provided that all Restricted Payments made to Holdings pursuant to clause (iii) shall be used by Holdings for the purpose specified herein within 25 days of the receipt thereof, (iv) Holdco may declare and pay dividends or make other distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests; provided that such additional Equity Interests shall not have any mandatory redemption or similar provisions, (v) Holdings and its Subsidiaries may make non-cash repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (vi) any Group Member may make Restricted Payments if (x) both immediately before and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing and (y) the Total Net Leverage Ratio measured at the time of the making of any such Restricted Payment, but immediately after giving effect thereto and determined on a Pro Forma Basis after giving effect thereto, is equal to or less than 1.25 to 1.00 and (vii) so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the Borrower is in compliance, on a Pro Forma Basis, with the covenant set forth in Section 6.11 recomputed as of the last day of the most recently ended fiscal quarter for which financial statements are required to have been delivered pursuant to Section 5.01, any Group Member may make Restricted Payments in an aggregate amount that does not exceed the Applicable Amount as in effect immediately prior to the time of making of such Restricted Payment.

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(b)          The Borrower will not, and Holdco will not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any contractual encumbrance or restriction on the ability of any Subsidiary of Holdco to: (i) pay dividends or make any other distributions with respect to any of its Equity Interests to any Group Member, (ii) pay any Indebtedness or other obligations owed to any Group Member, (iii) make any loans or advances to any Group Member; or (iv) transfer any of its property or assets to any Group Member, in each case, except for Permitted Restrictions.

Section 6.08.         Transactions With Affiliates. Except for transactions by or among Loan Parties and except for any transaction (or series of related transactions) involving aggregate consideration of less than $5,000,000, no Group Member will sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) any Group Member may engage in any of the foregoing transactions with an Affiliate at prices and on terms and conditions not less favorable to either such Group Member than could be obtained on an arm’s-length basis from unrelated third parties, (b) Restricted Payments may be made to the extent provided in Section 6.07, (c) fees, customary indemnities and reimbursements for out-of-pocket costs and expenses incurred by the Sponsor or any of its Affiliates may be paid to the Sponsor or any such Affiliates (directly or through Holdings) in an aggregate amount not to exceed $2,500,000 in any fiscal year (including, without limitation, amounts paid by Sponsor or any such Affiliates to employees, agents, professionals or consultants hired or retained by Sponsor or any such Affiliates (collectively, the “Consultants”), as payment for services rendered by such employees, agents, professionals and consultants for the benefit of a Group Member), in each case in connection with their performance of management, consulting, monitoring, financial advisory or other services with respect to Holdco and the Subsidiaries, provided that (i) no fees may be paid to the Sponsor or any of its Affiliates if at the time a Default exists (though any such unpaid fees may be paid after such Default no longer exists) and (ii) reimbursement of the Sponsor or any such Affiliates for amounts paid to Consultants retained by the Sponsor for the benefit of Holdco shall not count against the $2,500,000 limitation above, (d) Group Members may pay (directly or through Holdings) reasonable fees and out-of-pocket costs to directors of Holdco (or any direct or indirect parent thereof), and compensation and employee benefits to (and indemnities provided for the benefit of) directors, officers or employees of Holdco (or any direct or indirect parent thereof), in each case in the ordinary course of business, (e) Holdco and its Subsidiaries may enter into, and may make payments (directly or through Holdings) under, employment agreements, employee benefits plans, stock option plans, management incentive plans, indemnification provisions, severance arrangements, and other similar compensatory arrangements with officers, employees and directors of Holdco (directly or through Holdings) and its Subsidiaries in the ordinary course of business, (f) periodic allocations of overhead expenses among Holdco and its Subsidiaries may be made, (g) Group Members may make payments pursuant to tax sharing agreements among Holdco (and any direct or indirect parent thereof), and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of Holdco and its Subsidiaries, (h) any issuances of securities or other payments (directly or through Holdings), awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options, management investment plans and stock ownership plans approved by Holdco (or its direct or indirect parent company’s) or Holdco’s board of directors shall be permitted, (i) transactions pursuant to permitted agreements in existence on the Closing Date and listed on Schedule 6.08, or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, shall be permitted and (j) the Transactions shall be permitted.

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Section 6.09.         Limitations On Hedging Agreements. No Group Member will enter into any Hedging Agreement other than (a) any such agreement or arrangement entered into in the ordinary course of business and consistent with prudent business practice to hedge or mitigate risks to which a Group Member is exposed in the conduct of its business or the management of its liabilities or (b) any such agreement entered into to hedge against fluctuations in interest rates or currency incurred in the ordinary course of business and consistent with prudent business practice; provided that in each case such agreements or arrangements shall not have been entered into for speculative purposes.

Section 6.10.         Modifications of and Payments on Other Indebtedness. (a) No Group Member will permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of Holdco or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional rights on the holder of such Indebtedness in a manner materially adverse to Holdco, any of the Subsidiaries or the Lenders.

(b)          No Group Member will make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any subordinated Indebtedness permitted hereunder (“Permitted Subordinated Indebtedness”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, prepayment, retirement, acquisition, cancellation or termination of any Permitted Subordinated Indebtedness, except for (i) payments of regularly scheduled interest and principal, (ii) payments made in connection with the Refinancing of any such Permitted Subordinated Indebtedness provided that any Indebtedness incurred in connection with such Refinancing is permitted under Section 6.03 or (iii) payments made solely with the proceeds from the issuance of Equity Interests or from equity contributions.

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Section 6.11.         Total Net Leverage Ratio. The Total Net Leverage Ratio as of the last day of any fiscal quarter will not exceed 3.75 to 1.00.

Section 6.12.         Fiscal Year. Holdco will not change its fiscal year-end to a date other than December 31 without the prior written consent of the Agent.

Section 6.13.         Changes in Lines of Business. No Group Member will engage at any time in any business or business activity other than any business or business activity conducted by such Group Member on the Closing Date and any business or business activities incidental or related thereto, or any business or business activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

Article 7
Events of Default

Section 7.01.         Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period, if any, specified below with respect thereto (each, an “Event of Default”):

(a)          any representation or warranty made by any Loan Party in any Loan Document or in connection with the Loan Documents or the credit extensions hereunder or any statement or representation made in any report, financial statement, certificate or other document furnished by any Loan Party to the Agent or any Lender under or in connection with the Loan Documents, shall prove to have been false or misleading in any material respect when made or delivered; or

(b)          default shall be made in the payment of any (i) Fees, interest on the Loans or other amounts payable hereunder when due (other than amounts set forth in clause (ii) hereof), and such default shall continue unremedied for more than three (3) Business Days or (ii) principal of the Loans, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

(c)          default shall be made by any Group Member in the due observance or performance of any covenant, condition or agreement contained in Section 5.02(a) or Article 6 hereof; or

(d)          default shall be made by any Group Member in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of the Loan Documents and such default shall continue unremedied for more than thirty (30) days after the earlier of (i) the date on which the Agent provides notice thereof to such Group Member and (ii) the first date on which a Financial Officer of any Group Member has knowledge thereof; or

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(e)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, Holdco or any Subsidiary (other than a Non-Material Subsidiary), or of a substantial part of the property or assets of Holdings, Holdco or a Subsidiary (other than a Non-Material Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, Holdco or any Subsidiary (other than a Non-Material Subsidiary) or for a substantial part of the property or assets of Holdings, Holdco or a Subsidiary (other than a Non-Material Subsidiary) or (iii) the winding-up or liquidation of Holdings, Holdco or any Subsidiary (other than a Non-Material Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(f)          Holdings, Holdco or any Subsidiary (other than a Non-Material Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (e) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, Holdco or any Subsidiary (other than a Non-Material Subsidiary) or for a substantial part of the property or assets of Holdings, Holdco or any Subsidiary (other than a Non-Material Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(g)          any Group Member shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)          a Change of Control shall occur; or

(i)          any material provision of any Loan Document shall, for any reason, cease to be valid and binding on any Loan Party purportedly bound thereby, or any Loan Party shall so assert in writing; or

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(j)          any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected and, with respect to the Secured Parties, first priority (except as otherwise expressly provided in the Loan Documents) Lien on any material Collateral covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Agent to maintain possession of certificates representing Equity Interests pledged under the Security Agreement or the failure of the Agent to file a UCC-3 Continuation Statement or, as to Collateral consisting of real property, to the extent such losses are covered by a lenders title insurance policy and such insurer has been not denied coverage; or

(k)          any judgment or order in excess of $50,000,000 (exclusive of any judgment or order the amounts of which are fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against any Group Member and shall remain unsatisfied and unstayed for 30 days; or

(l)          any non-monetary judgment or order shall be rendered against any Group Member which has or could reasonably be expected to have a Material Adverse Effect; or

(m)          any Termination Event described in clauses (iv) or (v) of the definition of such term shall have occurred and any Lien arising as a result of such Termination Event shall have been perfected or any Person shall have obtained relief from the automatic stay to enforce such Lien or any Insufficiency; or

(n)          (i) any Loan Party or any ERISA Affiliate thereof shall have been notified by the sponsor or trustee of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) such Loan Party or such ERISA Affiliate does not have reasonable grounds, in the reasonable opinion of the Agent, to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid by the Loan Parties and their ERISA Affiliates to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), could reasonably be expected to result in a Material Adverse Effect; or

(o)          any Loan Party or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if such reorganization or termination could reasonably be expected to result in a Material Adverse Effect; or

(p)          any Loan Party or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution for which a funding waiver has been applied for and not denied), and such failure could reasonably be expected to result in a Material Adverse Effect;

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then, and in every such event and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower, take one or more of the following actions, at the same or different times: (i) terminate forthwith all Commitments then in existence; (ii) declare the Loans or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of such Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) set-off amounts in any account maintained with the Agent and apply such amounts to the obligations of the Loan Parties hereunder and in the other Loan Documents; and (iv) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Lenders. Any payment received as a result of the exercise of remedies hereunder shall be applied in accordance with Section 2.16(b).

Article 8
The Agent

Section 8.01.         Administration by Agent. Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto (including, for the avoidance of doubt, to enter into the ABL Intercreditor Agreement, the Term Intercreditor Agreement and any other intercreditor agreement expressly contemplated by Section 6.01). The provisions of this Article 8 are solely for the benefit of the Agent and the Lenders and, except with respect to Section 8.05, the Borrower shall not have rights as a third party beneficiary of any such provisions.

Section 8.02.         Rights of Agent. The institution serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

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Section 8.03.         Liability of Agent.

(a)          The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.09); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its legal counsel, may expose the Agent to liability or that is contrary to this Agreement or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any debtor relief law, and (iii) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.09) or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(b)          The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(c)          Nothing in this Agreement shall require the Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender. Each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any of its Related Parties.

(d)          The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

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Section 8.04.         Reimbursement and Indemnification. Each Lender agrees (i) to reimburse the Agent for such Lender’s pro rata share (calculated on the basis of such Lender’s share of the outstanding Loans) of any expenses and fees incurred by it under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrower or the Guarantors and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by it or any of them under any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

Section 8.05.         Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as may be agreed by the Required Lenders)(the “Resignation Date”), then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 8.06.         Independent Lenders. Each Lender acknowledges that it solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

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Section 8.07.         Advances and Payments.

(a)          On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Revolving Credit Commitment Percentage hereunder. Should the Agent do so, each of the Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

(b)          Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.18, 8.04 and 10.05), the application of which is not otherwise provided for in this Agreement shall be applied, (i) first, towards payment of fees and expenses then due under Sections 2.18 and 10.05, ratably among the parties entitled thereto in accordance with the amounts of fees and expenses then due to such parties, (ii) second, towards payment of interest, and Fees then due on account of the Loans, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees and (iii) third, towards payment of principal of the Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. All amounts to be paid to a Lender by the Agent shall be credited to that Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Lender’s correspondent account with the Agent, as such Lender and the Agent shall from time to time agree.

Section 8.08.         Sharing of Setoffs. Each Lender agrees that if, other than as expressly provided for herein, it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or a Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans of any Class as a result of which the unpaid portion of its Loans of such Class is proportionately less than the unpaid portion of the Loans of such Class of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such Class of such other Lender, so that the aggregate unpaid principal amount of each Lender’s Loans of such Class and its participation in Loans of such Class of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans of such Class then outstanding as the principal amount of its Loans of such Class prior to the obtaining of such payment was to the principal amount of all Loans of such Class outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). Each Loan Party expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by such Loan Party to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation.

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Section 8.09.         Other Agents. None of the Lenders identified on the cover page or signature pages of this Agreement as “Joint Bookrunner” and “Joint Lead Arranger” or any affiliate of such Lender, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of any Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified (or such affiliates) shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified (and such affiliates) in deciding whether to enter into this Agreement or in taking or not taking action hereunder.

Article 9
Guaranty

Section 9.01.         Guaranty.

(a)          Each Loan Party unconditionally and irrevocably guarantees the due and punctual payment by each other Secured Obligor of the Secured Obligations. Each Loan Party further agrees that the Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Secured Obligations. The Obligations of the Loan Parties shall be joint and several.

(b)          Each Loan Party waives presentation to, demand for payment from and protest to each other Secured Obligor, and also waives notice of protest for nonpayment. The Obligations of the Loan Parties hereunder shall not be affected by (i) the failure of the Agent or a Lender to assert any claim or demand or to enforce any right or remedy against any other Secured Obligor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver, foreclosure, invalidity or nonperfection of any security held by the Agent for the Secured Obligations or any of them; (v) the failure of the Agent or a Lender to exercise any right or remedy against any other Secured Obligor; or (vi) the release or substitution of any Loan Party or any other Person under any Loan Document.

(c)          Each Loan Party further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Lender to any security held for payment of the Secured Obligations or to any balance of any deposit, account or credit on the books of the Agent or a Lender in favor of any Secured Obligor, or to any other Person.

(d)          Each Loan Party hereby waives any defense that it might have based on a failure to remain informed of the financial condition of any Secured Obligor and any circumstances affecting the ability of each other Loan Party to perform under this Agreement.

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(e)          Each Loan Party’s guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any other instrument evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Secured Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent, nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Loan Party in respect of the management and maintenance of the Secured Obligations.

Section 9.02.         No Impairment of Guaranty. The obligations of the Loan Parties hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations. Without limiting the generality of the foregoing, the obligations of the Loan Parties hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Loan Parties or would otherwise operate as a discharge of the Loan Parties as a matter of law, unless and until the Secured Obligations are paid in full.

Section 9.03.         Subrogation. Upon payment by any Loan Party of any sums to the Agent or a Lender hereunder, all rights of such Loan Party against the other Secured Obligors arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Secured Obligations. If any amount shall be paid to such Loan Party for the account of any Secured Obligor, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the Lenders to be credited and applied to the Secured Obligations, whether matured or unmatured.

Article 10
Miscellaneous

Section 10.01.         Notices. (a) Except in the case of notices, requests and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices, requests and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

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(i)     if to a Loan Party:

c/o Tower Automotive Holdings USA, LLC
17672 N. Laurel Park Drive
Suite 400E
Livonia, MI 48152
Attention: James Gouin
Facsimile: (248) 675-6459.
Attention: Dennis C. Pike, Vice President
Facsimile: (248) 675-6459

with a copy to (which shall not constitute notice):

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, NY 10020
Facsimile: (973) 597-2425
Attention: Robert G. Minion, Esq.
                  Lowell A. Citron, Esq.

(ii)    if to the Agent:

Citibank, N.A.
1615 Brett Road

OPS III

New Castle, DE 19720

Attn: Loan Agency Team

Phone: (302) 894-6010

Fax: (212) 994-0961

E-mail: GLAgentOfficeOps@citi.com

(iii)    if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)          Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

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Section 10.02.         Survival of Agreement, Representations and Warranties, Etc. All warranties, representations and covenants made by any Loan Party herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Loan Party hereunder with respect to the Borrower.

Section 10.03.         Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (d) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)         the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment (1) to a Lender, an Affiliate of a Lender, an Approved Fund, (2) to any other assignee if an Event of Default has occurred and is continuing; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five Business Days after having received written notice thereof or (3) during the primary syndication of the Initial Term Loans; and

(B)         the Agent; provided that no consent of the Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)            Assignments shall be subject to the following additional conditions:

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(A)         except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $1,000,000 unless the Agent otherwise consents (provided that contemporaneous assignments by or to two or more Approved Funds shall be aggregated for purposes of determining whether such minimum transfer amount has been met);

(B)         each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of the Commitment or Loans of a Class;

(C)         unless waived by the Agent in its sole discretion, the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500;

(D)         the assignee, if it was not a Lender immediately prior to such assignment, shall deliver to the Agent an Administrative Questionnaire in which the assignee designates one or more individuals (each such individual, a “Credit Contact”) to whom all syndicate-level information (which may contain material non-public information about the Borrower and their affiliates or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E)         the assignee shall not be Holdings or any of its subsidiaries or Affiliates except in accordance with clause (F) or (G) below; provided, however, that assignments to Bawag P.S.K. shall be permitted in accordance with Section 10.03(b), and Bawag P.S.K. shall not be considered an Affiliate Lender or Debt Fund Affiliate for any purpose under this Agreement, in each case to the extent that neither the Sponsor nor any of its Affiliates has the ability to direct or to cause the direction of Bawag P.S.K. investment policies notwithstanding that Bawag P.S.K. may constitute an Affiliate.

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(F)         (1) Notwithstanding anything to the contrary in this Agreement, Holdco or any of its Subsidiaries may purchase by way of assignment and become an assignee with respect to Loans of any Class at any time and from time to time from Lenders in accordance with Section 10.03(b) hereof (“Permitted Loan Purchases”); provided that (A) any such purchase occurs pursuant to Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Borrower and the Agent; (B) no Permitted Loan Purchases shall be made with the proceeds of any Revolving Credit Loans or any Indebtedness incurred pursuant to Section 6.03(p)(ii), (C) no Default or Event of Default has occurred and is continuing or would result from the Permitted Loan Purchase, (D) upon consummation of any such Permitted Loan Purchase, the Loans purchased pursuant thereto shall be automatically, immediately and permanently cancelled and extinguished in accordance with Section 10.03(b)(ii)(F)(2) below, (E) Holdco or its Subsidiary (as applicable) shall make a customary representation to the assigning Lender that it does not possess material non-public information with respect to Holdings or its subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such material non-public information), (F) any non-cash gain in respect of cancellation of indebtedness resulting from any such cancellation of Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income and Consolidated EBITDA and (G) in connection with any such Permitted Loan Purchase, Holdings or its subsidiary (as applicable) and the assigning Lender shall execute and deliver to the Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 10.03(b)(ii)(C)) and shall otherwise comply with the conditions to Assignments under this Section 10.03.

(2)         Each Permitted Loan Purchase shall, for purposes of this Agreement, be deemed to be an automatic, immediate and permanent cancellation and extinguishment of such Loans and the Borrower shall, upon consummation of any Permitted Loan Purchase, notify the Agent that the Register be updated to record such event as if it were a prepayment of such Loans; provided, that Permitted Loan Purchases shall not constitute an optional or mandatory prepayment of Loans for purposes of Section 2.11 or Section 2.12 of this Agreement and shall not be subject to Section 8.08, but each principal repayment installment in respect of the Loans of the applicable Class shall be reduced pro rata by the principal amount of each Permitted Loan Purchase.

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(G)         (1) Notwithstanding anything to the contrary in this Agreement, an Affiliate Lender may purchase by way of assignment and become an assignee with respect to Loans of any Class at any time and from time to time from Lenders in accordance with Section 10.03(b); provided that no Affiliate Lender shall have any right to purchase any Loan if, after giving effect to such purchase, Affiliate Lenders in the aggregate would own Loans with an aggregate principal amount in excess of 30% of the aggregate principal amount of all Loans then outstanding; provided, further it shall be a condition precedent to each assignment to or by an Affiliate Lender that such Affiliate Lender shall have (x) in the case of an assignment to an Affiliate Lender, represented in the applicable Assignment and Acceptance, and notified the Agent, that it is (or will be, following the consummation of such assignment) an Affiliate Lender and that the aggregate amount of Loans held by it giving effect to such assignments shall not exceed the amount permitted by the first proviso of this sentence and (y) made a customary representation to the assignor or assignee Lender, as applicable, that it does not possess material non-public information with respect to Holdings or its subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such material non-public information).

(2)         No Affiliate Lender shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Agent or any Lender to which representatives of the Borrower are not then present, (ii) receive any information or material prepared by the Agent or any Lender or any communication by or among the Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives, (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents, except with respect to any claim that alleges the bad faith, gross negligence or willful misconduct of Agent.

(3)         Each Affiliate Lender, in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action (1) described in clauses (i), (ii) or (iii) of Section 10.09(a) or (2) that adversely affects such Affiliate Lender (in its capacity as a Lender) in a disproportionally adverse manner as compared to other Lenders, such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Each Affiliate Lender hereby irrevocably appoints the Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Agent's discretion to take any action and to execute any instrument that the Agent may deem reasonably necessary to carry out the provisions of this clause (3).

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For the purposes of this Section 10.03(b), the term “Approved Fund” means, with respect to any Lender or Eligible Assignee, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered, advised or managed by (a) such Lender or Eligible Assignee, (b) an Affiliate of such Lender or Eligible Assignee or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender or Eligible Assignee.

Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and the Agent shall have no liability with respect to any assignment made to a Person that is a Disqualified Lender.

(iii)        Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.05). Upon request, and the surrender of the assigning Lender of its promissory note (if any), the Borrower (at its expense) shall execute and deliver a promissory note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.03 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(iv)        The Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(c)          Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.03(b), 2.16(d) or 10.05(c), the Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d)          (i) Any Lender may, without the consent of the Borrower or the Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (ii) such Lender’s obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (y) of the first proviso to Section 10.09(a) that affects such Participant. Subject to Section 10.03(d)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14, and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to such Section 8.08 as though it were a Lender.

(ii)         A Participant shall not be entitled to receive any greater payment under Section 2.13 and Section 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless such Participant agrees to comply with Section 2.15(e) as though it were a Lender (it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender).

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(iii)        Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement or any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Borrower, a Guarantor and the Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(e)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)          Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to a Loan Party furnished to such Lender by or on behalf of a Loan Party; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04 or provisions no less restrictive than those contained in Section 10.04.

(g)          The Borrower hereby agrees, to the extent set forth in the Commitment Letter, to actively assist and cooperate with the Agent in connection with the primary syndication of the Commitments.

(h)          The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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EACH LENDER ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS AFFILIATES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 10.04.         Confidentiality. Each of the Agent (which for purposes of this Section 10.04 shall include the Arrangers) and the Lenders agrees to keep any information delivered or made available by any Loan Party to it confidential from anyone other than persons employed or retained by them who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any of the foregoing parties from disclosing such information (i) to any of their employees, partners, officers, directors, agents, legal counsel, independent auditors, advisors or Affiliates (or to any of such Affiliates’ employees, partners, officers, directors, agents, legal counsel, independent auditors or advisors) or to any other Lender, provided such Person is instructed to keep such information confidential to the same extent required hereunder, (ii) to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations hereunder, provided such Person agrees to keep such information confidential to the same extent required hereunder, (iii) to any rating agency when required by it, provided such Person agrees to keep such information confidential to the same extent required hereunder, (iv) upon the order of any court or administrative agency, (v) upon the request or demand of any regulatory or self-regulatory agency or authority, (vi) which has been publicly disclosed other than as a result of a disclosure by any of the foregoing parties which is not permitted by this Agreement, (vii) in connection with any litigation to which the Arrangers, the Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (viii) to the extent reasonably required in connection with the exercise of any remedy hereunder and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). The Agent and each Lender shall use reasonable efforts to notify the Borrower prior to making any disclosure under clauses (iv) and (vii) of this Section 10.04, unless prohibited by law, regulation or order of any court or administrative agency. In addition, the Arrangers, the Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Arrangers, the Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

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Section 10.05.         Expenses; Indemnity; Damage Waiver. (a) (i) The Borrower shall pay or reimburse: (x) all reasonable fees and reasonable out of pocket expenses of the Lead Arranger and the Agent (including the reasonable fees, disbursements and other charges of Davis Polk & Wardwell llp (“DPW”), special counsel to the Arrangers, and, if necessary, one counsel in any relevant jurisdiction retained by DPW or the Lead Arranger) associated with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents and any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and (y) all reasonable fees and reasonable out of pocket expenses of the Agent and the Lead Arranger (including the reasonable fees, disbursements and other charges of DPW, special counsel to the Arrangers, and, if necessary, one counsel in any relevant jurisdiction retained by DPW or the Lead Arrangers) and the Lenders in connection with the enforcement of the Loan Documents.

(ii)         The Borrower shall pay or reimburse all reasonable fees and reasonable expenses of the Agent and their internal and third-party auditors, appraisers and consultants incurred in connection with the (A) initial and ongoing appraisals and collateral field examinations, (B) monthly and other monitoring of assets and (C) other miscellaneous disbursements.

All payments or reimbursements pursuant to the foregoing clauses (a)(i) and (ii) shall be payable promptly upon written demand together with back-up documentation supplying such reimbursement request.

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(b)          The Borrower shall indemnify the Agent, the Lead Arranger, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Holdco Group, or any Environmental Liability related in any way to the Holdco Group, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee.

(c)          To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent or the Lead Arranger, under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent or the Lead Arranger, as the case may be, its pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or the Lead Arranger in their capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Loans at the time.

(d)          To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

Section 10.06.         Choice of Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.07.         No Waiver. No failure on the part of the Agent, the Lead Arranger or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 10.08.         Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

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Section 10.09.         Amendments, Etc.

(a)          No modification, amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Account Control Agreements), and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent with the consent of the Required Lenders); provided, however, that (x) the ABL Intercreditor Agreement, the Term Intercreditor Agreement and any other intercreditor agreement entered into in accordance with the terms of this Agreement may be amended, modified or supplemented in accordance with their respective terms) and (y) no such modification or amendment shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly affected thereby, (ii) increase or extend the Commitment of or decrease or extend the date for payment of any Fees to any Lender without the prior written consent of such Lender, (iii) amend or modify Section 2.16(b), the pro rata requirements of Section 2.16, the provisions of Section 10.03(a)(i), the provisions of this Section or the definition of the terms “Secured Obligations” or “Required Lenders” without the prior written consent of each Lender, (iv) release all or substantially all of the Liens granted to the Agent hereunder or under any other Loan Document, or release all or substantially all of the Guarantors without the prior written consent of each Lender or (v) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans or Commitments of one Class differently from the rights of Lenders holding Loans or Commitments of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and Commitments of each adversely affected Class; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder or under any other Loan Document without the prior written consent of the Agent. No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against any Loan Party unless (i) in the case of an amendment to this Agreement other than to Article 9 hereof, such amendment is signed by the Borrower and (ii) in the case of an amendment to Article 9 of this Agreement, such amendment is signed by such Loan Party.

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(b)          Notwithstanding anything to the contrary contained in Section 10.09(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders (or all of the Lenders of a Class) and such modification or amendment is agreed to by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender or Lenders whose consent was required and which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the “Minority Lenders”) and the Agent, (I) with the consent of the Borrower and the Required Lenders (but without the consent of the Minority Lenders), amend this Agreement to provide for (w) the termination of the Commitment(s) (or Commitment(s) of the applicable Class) of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee in accordance with Section 10.03(b)), or an increase in the Commitment(s) (or Commitment(s) of the applicable Class) of one or more of the Required Lenders, so that the total amount of the Commitments (or Commitments of the applicable Class), after giving effect to such amendment shall be in the same amount as the Commitments (or Commitments of the applicable Class) immediately before giving effect to such amendment, (y) the assignment (at par) of the outstanding Loans (or Loans of the applicable Class) of such Minority Lenders and (z) such other modification to this Agreement as may be appropriate to effectuate the foregoing or (II) require such Minority Lenders to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.03(b), all its interests, rights and obligations under this Agreement with respect to its Loans (or Loans of the applicable Class) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, in the case of each of clauses (I) and (II), that (i) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Minority Lender shall have received payment of an amount equal to the outstanding principal of its Loans (or Loans of the applicable Class), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the applicable Eligible Assignee or Required Lender or Lenders shall have agreed to the applicable modification or amendment of this Agreement, (iv) if the consent, amendment or waiver in question would result in a Repricing Transaction in respect of any Loans held by such Minority Lender, the Borrower shall pay the fee, if any, payable pursuant to Section 2.18(b) as if the applicable outstanding Loans of such Minority Lender were prepaid or repriced in their entirety in connection with a Repricing Transaction on the date of the consummation of such assignment; and provided further, that such assignment does not conflict with applicable laws.

(c)          The Agent and the Lenders agree that a Subsidiary Guarantor shall be released from its guarantee of the Secured Obligations pursuant to Article 9 hereof (and shall cease to be a Subsidiary Guarantor) upon consummation of any transaction permitted under this Agreement that results in it ceasing to be a direct or indirect Domestic Subsidiary of the Borrower. The Agent and the Lenders also agree that the Liens granted to the Agent on any Collateral pursuant to the Security Documents shall be automatically released (i) to the extent the property constituting such Collateral is owned by any Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its guarantee of the Secured Obligations in accordance with the preceding sentence, (ii) upon the sale or other disposition of such Collateral to any Person that is not (and is not required to be) a Loan Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry) and (iii) as is in the judgment of the Agent required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Agent pursuant to the Security Documents. The Lenders hereby authorize the Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Subsidiary Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

103

Section 10.10.         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.11.         Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 10.12.         Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, Section 2.15 and 10.05 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments, the resignation or replacement of the Agent or the termination of this Agreement or any provision hereof.

Section 10.13.         Execution in Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. This Agreement and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy (or other electronic means) shall be effective as delivery of a manually executed counterpart of this Agreement.

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Section 10.14.         Prior Agreements. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any Loan Party and any Lender or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided in the Commitment Letter and the fee letter referred to therein).

Section 10.15.         Further Assurances. Whenever and so often as reasonably requested by the Agent, the Loan Parties will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

Section 10.16.         Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the each Loan Party in accordance with the Patriot Act.

Section 10.17.         Jurisdiction; Consent to Service of Process.

(a)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(b)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or, except to the extent expressly provided therein, any other Loan Document in any court referred to in paragraph (a) of this Section 10.17. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(c)          Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.18.         No Fiduciary Duty. Each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 10.19.         Waiver of Jury Trial. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 10.20.         Intercreditor Agreements. Reference is made to the ABL Intercreditor Agreement and the Term Intercreditor Agreement. Each Lender hereunder (a) acknowledges that it has received a copy of each of the foregoing intercreditor agreements, (b) consents to the subordination of Liens provided for in such intercreditor agreements (as applicable), (c) agrees that it will be bound by and will take no actions contrary to the provisions of such intercreditor agreements, (d) authorizes and instructs the Agent to enter into supplements to such intercreditor agreements as Representative and on behalf of such Lender and (e) without limiting the foregoing, acknowledges that, in accordance with the Term Intercreditor Agreement, the “Notes Collateral Agent” (as defined in the Term Intercreditor Agreement) shall initially be the “Authorized Term Collateral Agent” thereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

BORROWER:

TOWER AUTOMOTIVE HOLDINGS USA, LLC

By:
Name:
Title:

GUARANTORS:

TOWER INTERNATIONAL, INC. (formerly known as Tower Automotive, LLC)

By:
Name:
Title:

TOWER AUTOMOTIVE HOLDINGS I, LLC

By:
Name:
Title:

TOWER AUTOMOTIVE HOLDINGS II(a), LLC

By:
Name:
Title:

TOWER AUTOMOTIVE HOLDINGS II(b), LLC

By:
Name:
Title:

(Signature Page to Term Loan and Guaranty Agreement)

TOWER AUTOMOTIVE OPERATIONS USA I, LLC

By:
Name:
Title:

TOWER DEFENSE & AEROSPACE HOLDINGS, LLC

By:
Name:
Title:

TOWER ACQUISITION COMPANY II, LLC

By:
Name:
Title:

TOWER DEFENSE & AEROSPACE, LLC

By:
Name:
Title:

TOWER INTERNATIONAL REAL ESTATE COMPANY, LLC

By:
Name:
Title:

(Signature Page to Term Loan and Guaranty Agreement)

2

TA HOLDINGS FINANCE, INC.

By:
Name:
Title:

AGENT AND LENDERS:

CITIBANK, N.A.,
as Agent and Lender

By:
Name:
Title:

WELLS FARGO CAPITAL FINANCE, LLC, as Lender

By:
Name:
Title:

[LENDER], as Lender

By:
Name:
Title:

(Signature Page to Term Loan and Guaranty Agreement)

3

ANNEX A

to

TERM LOAN AND GUARANTY AGREEMENT

Lender	Commitment	Commitment Percentage

Citibank, N.A.	$420,000,000	100%

Total	$420,000,000	100.0%

Exhibit A to the

Term Loan and

Guaranty Agreement

FORM OF SECURITY AGREEMENT

Exhibit B to the

Term Loan and

Guaranty Agreement

FORM OF OPINION OF LOWENSTEIN SANDLER LLP

Exhibit C to the

Term Loan and

Guaranty Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

Exhibit D to the

Term Loan and

Guaranty Agreement

FORM OF AFFILIATE SUBORDINATION AGREEMENT

Exhibit E-1 to the

Term Loan and

Guaranty Agreement

FORM OF MORTGAGE (FEE)

Exhibit E-2 to the

Term Loan and

Guaranty Agreement

FORM OF MORTGAGE (LEASEHOLD)

Exhibit F to the

Term Loan and

Guaranty Agreement

FORM OF COMPLIANCE CERTIFICATE

Exhibit G to the

Term Loan and

Guaranty Agreement

FORM OF JOINDER AGREEMENT

Exhibit H to the

Term Loan and

Guaranty Agreement

FORM OF LANDLORD CONSENT AND AGREEMENT

Exhibit I to the

Term Loan and

Guaranty Agreement

FORM OF COLLATERAL ACCESS AGREEMENT

Exhibit I to the

Term Loan and

Guaranty Agreement

FORM OF BORROWING REQUEST